As filed with the Securities and Exchange Commission on November 23, 2005
Registration No. 333-126467

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CONFLUENCE ACQUISITION PARTNERS I, INC.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-2274351
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
12444 Powerscourt Drive
Suite 225
St. Louis, MO 63131
(314) 909-6823
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
John J. Klobnak, President
Confluence Acquisition Partners I, Inc.
12444 Powerscourt Drive
Suite 225
St. Louis, MO 63131
(314) 909-6823
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Kathleen L. Cerveny, Esq. Dilworth Paxson LLP 1133 Connecticut Avenue, Suite 620 Washington, DC 20036 (202) 452-0900 Facsimile: (202) 452-0930	Bruce C. Rosetto, Esq. Blank Rome LLP 1200 N. Federal Highway, Suite 417 Boca Raton, FL 33432 (561) 417-8145 Facsimile: (561) 417-8186
      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.     ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐
      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, NOVEMBER 23, 2005
PRELIMINARY PROSPECTUS
$48,000,000
CONFLUENCE ACQUISITION PARTNERS I, INC.
8,000,000 Units
        Confluence Acquisition Partners I, Inc. is a newly organized blank check company. We were organized for the purpose of effecting a business combination with an operating business in the healthcare industry. We have not identified or selected any specific operating business in the healthcare industry to acquire nor have we, nor has anyone on our behalf, directly or indirectly, had any discussions with or contacted any prospective target business with respect to a business combination involving us.
      This is an initial public offering of our securities. Each unit consists of one share of our common stock and two redeemable warrants. The units will initially be offered at a price of $6.00 per unit.
      Each redeemable warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each redeemable warrant will become exercisable on the later of our completion of a business combination or                     , 2006 [one year from the date of this prospectus], and will expire on                     , 2010 [five years from the date of this prospectus], or earlier upon redemption.
      We have granted the underwriters a 45-day option to purchase up to 1,200,000 additional units solely to cover over-allotments, if any. The option will be exercisable by Dawson James Securities, Inc. and used only to cover the net syndicate short position resulting from the initial distribution.
      There is presently no public market for our securities. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol                     . Each of the common stock and redeemable warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable. Thereafter we anticipate that the common stock and redeemable warrants will be traded on the OTC Bulletin Board under the symbols                      and                     , respectively. We cannot assure you that our securities will be or continue to be quoted on the OTC Bulletin Board.
      Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting
	Public	Discount and	Proceeds, Before
	Offering Price	Commissions(1)	Expenses, to Us(2)

Per unit	$6.00	$0.48	$5.52

Total	$48,000,000	$3,840,000	$44,160,000

(1)	Includes a non-accountable expense allowance in the amount of 2% of the gross proceeds, or $0.12 per unit ($960,000 in total) payable to the representatives of the underwriters.

(2)	Of the net proceeds we receive from this offering, $45,120,000 or $5.64 per unit, (or $52,212,000 if the over-allotment option is exercised in full) will be deposited into an interest-bearing trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes $2,160,000, or $2,484,000 if the over-allotment option is exercised, attributable to the underwriters’ discount which the representatives of the underwriters have agreed to forfeit unless we successfully complete a business combination.

      We are offering the units for sale on a firm-commitment basis. Dawson James Securities, Inc. and Roth Capital Partners, LLC, acting as representatives of the underwriters, expect to deliver our securities to investors in the offering on or about                     , 2005.

Dawson James Securities, Inc.	Roth Capital Partners
                    , 2005

i

PROSPECTUS SUMMARY
      This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Confluence Acquisition Partners I, Inc. The term “holders of common stock sold in this offering” means the holders of common stock, including any existing stockholders, who purchase shares of our common stock as part of the units in this offering or who purchase such shares separately or as part of units in the open market following the consummation of this offering. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Unless we specify otherwise, the information in this prospectus assumes that the over-allotment option will not be exercised on behalf of the underwriters.
The Company
      We are a newly organized blank check company. We were organized under the laws of the State of Delaware on February 2, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the healthcare industry. We intend to use our cash derived from the net proceeds of this offering, our authorized and unissued shares of common stock and preferred stock, debt or a combination thereof, to effect this business combination. To date, our efforts have been limited to organizational activities.
      The healthcare industry constitutes a large and growing segment of the United States economy. According to “Modern Healthcare’s By the Numbers” (December 20, 2004), the U.S. Department of Health and Human Services, or HHS, has found that healthcare expenditures in the Unites States have increased consistently during the last twenty-five years, rising from $245.8 billion in 1980 to a projected $1,920.8 billion in 2005. Expressed as a percentage of gross domestic product, or GDP, national healthcare spending has increased from 8.8% in 1980 to a projected 15.7% in 2005. HHS expects that the healthcare industry will continue to grow both in absolute dollars and as a percentage of GDP and projects that by the year 2013, healthcare expenditures in the United States could increase to as much as $3,358.1 billion or 18.4% of GDP. The substantial growth in national healthcare spending has had, and management expects it to continue to have, an impact on every major sector of the healthcare industry. Accordingly, we believe there are many attractive businesses to acquire in the healthcare industry. As of the date of this prospectus, however, we do not have any specific business combination under consideration and have not contacted any prospective target business nor have we, nor has anyone on our behalf, either directly or indirectly, contacted, or been contacted by, any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting any business combination with us. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us.
      Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least equal to 80% of our net assets at the time of the business combination (excluding the portion of the trust account attributable to the underwriters’ discount). In the event we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closing of the other acquisition, which may make it more difficult for us, and delay our ability to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. The target business we seek to acquire may have a fair market value substantially in excess of 80% of the net assets we will have at the time of such acquisition. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement.
      Our offices are located at 12444 Powerscourt Drive, Suite 225, St. Louis, Missouri 63131 and our telephone number is (314) 909-6823.

The Offering

Securities offered	8,000,000 units, at $6.00 per unit (plus an additional 1,200,000 units if the over-allotment option is exercised), each unit consisting of:

• one share of common stock; and

• two redeemable warrants.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and redeemable warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable. Upon the determination to allow separate trading of the common stock and warrants based on the liquidity of the units and general market conditions, we intend to issue a press release promptly and file a Current Report on Form 8-K. In no event will the representatives of the underwriters allow separate trading of the common stock and redeemable warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Form 8-K, including an audited balance sheet, after the consummation of this offering, which is anticipated to take place within four business days from the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide an updated audited balance sheet that reflects the exercise of the over-allotment option.

Common Stock:

Number outstanding before this offering	2,000,000 shares

Number to be outstanding after this offering	10,000,000 shares (without giving effect to exercise of redeemable warrants)

Redeemable Warrants:

Number outstanding before this offering	0

Number to be outstanding after this offering	16,000,000

Securities issuable on exercise	Each redeemable warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The redeemable warrants will become exercisable on the later of:

• the completion of a business combination with a target business, or

• , 2006 [one year from the date of this prospectus].

The redeemable warrants will expire at 5:00 p.m., New York City time, on , 2010 [five years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding redeemable warrants (if we have obtained the prior consent, in their sole and absolute discretion, of the representatives of the underwriters):

• in whole and not in part,

• at a price of $.01 per warrant at any time after the redeemable warrants become exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

• if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share (subject to adjustment) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If all of the foregoing conditions are satisfied and we call the warrants for redemption, we may elect to permit each warrant holder to exercise his or her warrant, prior to the date scheduled for redemption, on a “cashless basis,” as described below in the section entitled “Description of Securities — Redeemable Warrants”, in lieu of paying the cash exercise price.

None of the redeemable warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed. The warrant exercise price will be paid directly to us.

The redemption criteria for our redeemable warrants have been established at prices which are intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the warrants only with the prior consent of the representatives of the underwriters, which firms may also hold warrants subject to redemption, the representatives of the underwriters may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that the representatives of the underwriters will consent to such redemption if it is not in their best interest even if it is in our best interest.

Proposed OTC Bulletin Board symbols for our:

Units	[ ]

Common Stock	[ ]

Redeemable Warrants	[ ]

Offering proceeds to be held in trust	$45,120,000 or $5.64 per unit ($52,212,000 or approximately $5.68 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering will be placed into an interest-

bearing trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus (and in the event the units are registered in Colorado, pursuant to Colorado Revised Statutes Section 11-51-302(6)). These proceeds consist of $42,960,000 from the net proceeds payable to us and $2,160,000 of the proceeds attributable to the underwriters’ discount ($49,728,000 and $2,484,000, respectively, if the over-allotment option is exercised). These proceeds will not be released until the earlier of the completion of a business combination or our liquidation except that the interest earned on the proceeds attributable to the portion of the underwriters’ discount placed in the trust account will be released to us periodically to fund our working capital requirements. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund (other than the interest earned on the portion attributable to the underwriters’ discount) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These business combination related expenses may be paid following the date of this prospectus and prior to a business combination only from the net proceeds of this offering not held in the trust fund (initially, approximately $780,000). The $2,160,000 of the proceeds attributable to the underwriters’ discount ($2,484,000 if the over-allotment option is exercised) will be paid to the representatives of the underwriters upon completion of a business combination on the terms described in this prospectus or to our public stockholders upon our liquidation and will in no event be available for use by us.

The expenses that we may incur prior to consummation of a business combination may only be paid from the net proceeds of this offering not held in the trust account (approximately $780,000) and any interest earned and released to us as described above. It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment or to fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate, which could result in losses to investors in this offering.

Limited payments to insiders	There will be no fees or other cash payments paid to our existing security holders or our officers and directors prior to the consummation of a business combination other than:

• payment of up to $7,500 per month to Confluence Acquisition, LLC for office space and related services;

• repayment of amounts borrowed by us for offering expenses under a $75,000 loan extended to us by Steven Oliveira, one of our stockholders; and

• reimbursement of out-of-pocket expenses incurred by our officers and directors and stockholders in connection with certain activities on our behalf, such as identifying and investigating possible targets and business combinations.

Stockholders must approve business combination	We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under Delaware law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of the shares of common stock owned by them immediately before this offering either for or against the business combination as determined by the majority of the votes cast by the holders of the shares of common stock sold in this offering. We will proceed with a business combination only if holders of a majority of the shares of common stock sold in this offering voted at the meeting to approve the business combination vote in favor of the business combination and stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights described below.

Conversion rights for stockholders voting to reject a business combination	Holders of common stock sold in this offering voting against a business combination will only be entitled to convert their stock into a pro rata share of the trust fund ($5.37 per unit), including any interest earned on their portion of the trust fund (net of taxes payable on income from the funds in the trust account, and excluding the portion of the underwriters’ discount placed in trust, which will be paid to the underwriters, and the interest earned thereon paid to us to fund our working capital requirements), if (i) the business combination is approved and completed, (ii) they vote against the business combination and (iii) they exercise their conversion rights as described below. In the event that 19.99% of the shares are converted, the value of the common stock which may be converted to cash is $8,587,704 (plus any interest income, net of income taxes). Holders of common stock sold in this offering who convert their stock into their share of the trust fund will continue to own their redeemable warrants and have the right to sell, transfer or exercise such redeemable warrants.

Because the initial conversion price is $5.37 per share (plus any interest income, net of income taxes), which is lower than the $6.00 per unit price paid in the offering and which also may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of holders of common stock sold in this offering to exercise their conversion rights. There may also be a corresponding incentive to our existing stockholders to exercise their conversion rights with respect to shares acquired in this offering or in the open market after the consummation of this offering, if any, in light of the fact that the existing stockholders’ weighted average cost per share (taking into account the shares acquired by them for a nominal amount prior to the offering in addition to any securities purchased in the open market, if any, by them) will be significantly less than the amount payable upon the exercise of the conversion right ($5.37 per share). At the date of this prospectus, none of our officers or directors intends to purchase our securities in the open market.

Liquidation if no business combination	We will dissolve and promptly distribute only to holders of common stock sold in this offering the amount in our trust fund (net of taxes payable on interest earned, including the portion of the underwriters’ discount placed in the trust but excluding that portion of interest earned thereon and previously released to us) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). All of our officers and directors own shares of our common stock, but have waived their right to receive distributions (other than with respect to common stock underlying units they purchase in this offering or common stock they purchase in the open market) upon our liquidation prior to a business combination. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.

Escrow of management shares	On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes), these shares will not be transferable during the escrow period and will not be released from escrow until , 2008 [three years from the date of this prospectus].
Risks
      In making your decision on whether to invest in our securities, you should take into account not only the risks of the healthcare industry and the backgrounds of our management team and board of directors, but also the special risks we face as a blank check company. Inasmuch as this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. In addition, this offering is not being made in compliance with the Statement of Policy Regarding Promoter’s Equity Investment promulgated by the North American Securities Administrators Association, Inc. You should carefully consider all the risks set forth in the section entitled “Risk Factors” beginning on page 8 of this prospectus.

Summary Financial Data
      The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. To date, our efforts have been limited to organizational activities, so only balance sheet data is presented.

	September 30, 2005

	Actual	As Adjusted

Balance Sheet Data:
Working capital (deficit)	$(213,135)	$43,668,039
Total assets	279,505	43,668,039
Total liabilities	246,466	—
Value of common stock which may be converted to cash ($5.37 per share)	—	8,587,704
Stockholders’ equity	33,039	35,192,279
      Working capital excludes $246,174 of costs related to this offering that have been accrued prior to September 30, 2005. These deferred offering costs have been recorded as a non-current asset, and because they will be charged to total stockholders’ equity upon consummation of this offering, are reclassified against stockholders’ equity in the as adjusted information.
      The as adjusted information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the payment of the estimated remaining costs from such sale and the payment of the accrued expenses.
      The as adjusted working capital and total assets amounts include the $42,960,000 to be held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust fund including the $2,160,000, or $2,484,000 if the over-allotment option is exercised, attributable to the underwriters’ discount, (but excluding any interest earned thereon previously released to us to fund working capital requirements), plus any remaining net assets after payment of the costs of liquidation and dissolution, will be distributed solely to the holders of our common stock sold in this offering.
      We will not proceed with a business combination if less than a majority of the votes cast by the holders of common stock sold in this offering are voted in favor of the business combination or if holders owning 20% or more of the shares sold in this offering both vote their shares against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if holders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 8,000,000 shares sold in this offering, or 1,599,200 shares of common stock, at an initial per-share conversion price of $5.37 or $8,587,704, without taking into account interest earned on the trust fund (net of taxes payable on income from the funds in the trust account) and assuming that the trust fund is not reduced due to claims of creditors. The actual per-share conversion price will be equal to:

•	The amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination including any interest accrued through the record date (net of taxes payable on income from the funds in the trust account),

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS
      An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.
Risks Associated with Our Business

We are a development stage company with no operating history or revenues and very limited resources and our financial statements contain a statement indicating that our ability to begin operations depends on the success of this offering and completion of an acquisition.
      We are a recently incorporated development stage company with no operating results to date and very limited financial resources. We have an accumulated deficit and net loss of $16,961 as of September 30, 2005. Therefore, our ability to begin operations is dependent upon obtaining financing through the consummation of this public offering and the completion of an acquisition. Since we do not have an operating history, you will have a limited basis upon which to evaluate our ability to acquire an operating business in the healthcare industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We have no present revenues and will not generate any revenues (other than interest income on the net proceeds of this offering) until, at the earliest, after the consummation of a business combination.

Investors must rely on our management with respect to the identification and selection of a prospective target business and we cannot assure you that any such acquisition will be successful.
      Although the Company’s management has broad discretion with respect to the specific application of the net proceeds, substantially all of the net proceeds of this offering are intended to be applied in connection with consummating a merger with or acquisition of an operating business whose primary business is in the healthcare industry. Management has virtually unrestricted flexibility in identifying and selecting a prospective target business. Investors must therefore rely on management’s due diligence review and evaluation of potential acquisition candidates. There can be no assurances that, if we complete the acquisition of an operating healthcare company, such acquisition will be successful. See “Proposed Business — Effecting a Business Combination — Selection of a target business and structuring of a business combination.”

Because the initial per share conversion price is $5.37 per share (plus any interest income, net of income taxes), if we are forced to liquidate before a business combination holders of common stock sold in this offering will receive less than $6.00 per share upon distribution of the trust fund and our redeemable warrants will expire worthless.
      Because the initial per share conversion price is $5.37 per share (plus any interest income, net of income taxes), if we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution will be less than the $6.00 purchase price per unit as a result of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding redeemable warrants and accordingly, the redeemable warrants will expire worthless if we liquidate before the completion of a business combination.

Since we are not required to comply with Rule 419 of the federal securities laws governing blank check companies, investor funds will remain in escrow for a longer period than they would if we were subject to such rule.
      A “blank check” company is generally defined under Rule 419 of the United States securities laws as a development stage company which intends to use the net proceeds of an offering to complete a business combination with a target business that has not been identified, has net tangible assets of less than $5,000,000 and is issuing securities at a price less than $5.00. Since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and our units are being offered at an initial price of $6.00 per unit, we are not required to comply with Rule 419 and other related rules. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we will have a longer period of time, up to 24 months rather than 18 months under Rule 419, to complete a business combination if we have entered into a letter of intent, agreement in principle or definitive agreement within 18 months after the consummation of this offering. See “Proposed Business — Comparison of Offerings of Blank Check Companies.”

Competition from numerous sources, including other blank check companies with a business plan similar to ours seeking to effectuate a business combination or acquisition, may make it more difficult for us to complete a transaction.
      Based upon publicly available information as of November 11, 2005, we have identified approximately 37 blank check companies which have gone public since August 2003, five of which have stated a specific intent to complete a business combination in the healthcare sector. Of these companies, two have actually completed a business combination. As of such date, the remaining 35 blank check companies have more than $1.6 billion in trust and are seeking to complete business combinations. Of these companies, six have announced that they have entered into definitive or other agreements for business combinations but not yet consummated these transactions. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of the blank check companies must complete their respective business combinations in specific industries, a significant number of them may consummate their business combinations in any industry they choose or have very broad definitions of the industries they will target. Therefore, we may be subject to competition from these and other companies seeking to consummate a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. In addition, because of this competition, we cannot assure you that we will be able to effectuate an initial transaction within the required time period. Further, the fact that only two of such companies have completed a business combination and only six of such companies have entered into a definitive or other agreement for a business combination may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company. Moreover, we will also compete with private equity funds, financial institutions and numerous other buyers for potential acquisitions. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

Our officers have not agreed to be personally liable for claims brought against us by our vendors. Consequently, if third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders will be less than $5.64 per share.
      Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of holders of common stock sold in this offering, there is no guarantee that they will execute such agreements or that even if they execute such agreements that they would be prevented from bringing claims against the trust fund. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust fund for any reason. In addition, unlike the majority of similarly structured offerings, our officers have not agreed to be personally liable for the claims of any of our vendors. If our officers had agreed to be liable for these vendors’ claims, the likelihood that the proceeds held in trust could be subject to these claims may have been reduced. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.64 (of which

$0.27 per unit is attributable to the underwriters’ discount) due to claims of such creditors. Accordingly, we cannot assure you that the actual per share liquidation price will not be less than $5.64 due to claims of creditors.

Because we have not yet selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the business which we may ultimately acquire and operate.
      We will be affected by numerous risks inherent in the business operations of any business we acquire. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Company resources could be wasted in pursuing acquisitions that are not consummated.
      We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention. We could incur substantial costs for accountants, attorneys and others payable from the funds not held in trust in connection with a business combination that is not completed and may be required to pay to the potential target business a deposit or down payment or to fund a “no shop” provision. Costs incurred prior to the completion of a business combination, including for any non-refundable deposit or down payment or to fund a “no shop” provision, may not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control such as that more than 19.99% of our stockholders vote against the transaction even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction, abandon a particular business combination or result in our liquidation and a loss to our investors.
      Although we believe that the net proceeds of this offering held in trust will be sufficient to allow us to consummate a business combination, inasmuch as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the proceeds of this offering held in trust prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses relating to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued

development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

We may acquire a domestic business with operations outside of the United States and may face certain economic and regulatory challenges that we may be unable to meet.
      While we expect to acquire a business or assets in the United States, we may acquire a business or assets with operations outside the United States. There are certain risks inherent in doing business in international markets, particularly in the healthcare industry, which is heavily regulated and controlled in many jurisdictions outside the United States. These risks include:

•	less developed healthcare infrastructures and generally higher costs;

•	difficulty in obtaining the necessary healthcare regulatory approvals for any potential expansion, and the possibility that any approvals that may be obtained would impose restrictions on the operation of our business;

•	the inability to manage and coordinate the healthcare regulatory requirements of multiple jurisdictions that are constantly evolving and subject to unexpected change;

•	difficulties in staffing and managing foreign operations;

•	fluctuations in exchange rates;

•	reduced or no protection for intellectual property rights; and

•	potentially adverse tax consequences.
      Our inability to manage these risks effectively could adversely affect our proposed business and limit our ability to expand our operations, which would have a material adverse effect on our business, financial condition and results of operations.

In the event we issue shares of our capital stock or convertible debt securities to complete a business combination, the equity interest of our stockholders would be reduced and a change in control of our ownership would possibly occur.
      Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. Immediately after this offering (assuming no exercise of the over-allotment option), there will be 22,800,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding redeemable warrants and the purchase option granted to the representatives of the underwriters) and all of the 5,000,000 shares of preferred stock available for issuance. Although we have no current plans or commitments as of the date of this prospectus to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock or a combination of common and preferred stock to complete a business combination. The issuance of additional shares of our common stock or any shares of our preferred stock:

•	would reduce the percentage equity ownership of the stockholders in our company;

•	may result in a change in control, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
      Similarly, our issuance of debt securities could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We may not be able to retain our current officers and directors which would have an adverse effect on our ability to consummate a business combination or operate a combined business.
      Our ability to successfully effect a business combination will be totally dependent upon the efforts of our current management, who may resign at any time and still retain their shares of our common stock. The loss of one or more of the members of our current management may have an adverse effect on our ability to locate, negotiate and consummate a business combination. The future role of our key personnel following a business combination, however, cannot presently be ascertained as we have not entered into an employment agreement with any of our key personnel. We may also hire other management personnel following the business combination. The loss of any of our current management following a business combination may have an adverse effect on the operation and/or success of the combined business. See “Proposed Business — Effecting a Business Combination — Limited ability to evaluate the target business’ management.”

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.
      Of the net proceeds of this offering, only $780,000 is estimated to be initially available to us outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned and distributed to us on the $2,160,000 ($2,484,000 if the overallotment option is exercised) held in the trust account allocable to the underwriters’ discount to provide us with the additional working capital we will need to search for a target company and consummate a business combination. Therefore we may not have sufficient funds available outside of the trust fund to fund our search for a target company and the due diligence and other expenses associated with completing a business combination.

Our current directors and officers may have a conflict of interest in negotiating the terms of a business combination if they desire to be retained by our company after the business combination is completed.
      Our current management may only be willing to remain with us after the consummation of a business combination if they are able to negotiate management’s retention as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. It would be more likely that current members of management would remain with us, if they chose to do so, if we:

•	acquire a target business in an all-cash transaction rather than a merger in which the stockholders of the target company control the combined company following the business combination; or

•	the business combination is structured as the acquisition of one or more companies using a holding company structure in which the Company was the surviving holding company.
      In making the determination whether current management should remain with us following the business combination, our board of directors will analyze the experience and skills of management of the target business and, if it is believed that it is in the best interests of the combined company, negotiate as part of the business combination that certain members of current management remain with the combined company.
      If our current management desires to be retained by us after a business combination as a condition to the potential business combination, our current management may have a conflict of interest in negotiating the terms of the business combination. Although this conflict of interest could exist in any potential business combination, it may be more likely to exist in a potential business combination in which the stockholders of the target company control or own a significant interest in the combined company following the business combination. See “Management — Conflicts of Interest.”

We may have limited ability to evaluate the management of the target business.
      Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target businesses’ management will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, including compliance with the Sarbanes Oxley Act, maintaining internal controls or dealing with the public markets, which could cause us to expend time and resources helping them become familiar with such laws. This could be expensive and time consuming and could lead to various regulatory issues which may adversely affect our operations. See “Proposed Business — Effecting a Business Combination — Limited ability to evaluate the target business’ management.”

Our officers and directors have limited or no experience in managing “blank check” companies which may have an adverse impact on our prospects.
      Although our officers and directors have experience in consummating acquisitions and managing public companies, our officers and directors do not have experience in managing “blank check” companies. Such limited experience may have an adverse impact on our ability to consummate a business combination.

If our current officers and directors allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, our ability to consummate a business combination could be negatively impacted.
      Although our executive officers do not currently intend to seek full time employment with any other entity pending completion of a business combination, they are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. See “Management — Conflicts of Interest.”

The representatives of the underwriters will have the right to acquire units pursuant to their unit purchase option issuable upon consummation of this offering and may have a conflict of interest in determining whether or not to consent to our redemption of outstanding warrants.
      The representatives of the underwriters will be issued a unit purchase option to acquire 400,000 units, in the aggregate including 800,000 warrants, upon consummation of this offering. Since we may redeem the warrants only with the prior consent of the representatives of the underwriters, which firms may also hold warrants subject to redemption, the representatives may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that the representatives of the underwriters will consent to such redemption if it is not in their best interest even if it is in our best interest. See “Underwriting — Purchase Option.”

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
      Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may become appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that any conflicts will be resolved in our favor.

Since our officers and directors will own 10.25% of our shares following the offering, which shares will not participate in liquidation distributions, such persons may have a conflict of interest in determining whether a particular target business is appropriate for a business combination which conflict may not be resolved in favor of the holders of the securities sold in this offering.
      Our officers and directors will own 10.25% of the shares of our common stock after this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation if we are unable to complete a business combination. The shares owned by our officers, directors, initial stockholders and their affiliates as of the date of this prospectus and any warrants acquired by them hereafter will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If our common stock becomes subject to the penny stock rules promulgated by the Securities and Exchange Commission, or SEC, broker dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.
      If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.
      If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business.
      This offering will provide us with only approximately $42,960,000 held in trust which we may use to complete a business combination, including $8,587,704 subject to possible conversion. Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously at the time of the business combination, is at least 80% of our net assets at the time of the business combination. While we may be able to purchase more than one target business using our equity securities as consideration for the acquisition or raising additional funds through the sale of our securities or through loan arrangements, we have no agreements or arrangements for such additional funding. We therefore believe that it is most likely that we will have the ability to effect only a single business combination. In the event we acquire a single business, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations. See “Proposed Business — Effecting a Business Combination — Probable lack of business diversification.”

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate a business combination.
      We expect to encounter intense competition from other entities competing for acquisitions in the healthcare industry. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the proceeds of this offering held in trust, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay or prevent the consummation of a transaction, and our obligation to convert into cash the shares of common stock sold in this offering in certain instances may reduce the resources available to us for a business combination. Additionally, our outstanding redeemable warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. Any of these obligations combined with the time limitation within which we must complete a business combination may place us at a competitive disadvantage in successfully negotiating a business combination. See “Proposed Business — Competition.”

Our existing stockholders, including our officers and directors, will control approximately 20% of our outstanding stock following the consummation of this offering and thus may influence certain actions requiring stockholder vote.
      Upon consummation of this offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our officers or directors has indicated to us that he intends to purchase any of our securities in this offering or thereafter through open market transactions although they are not prohibited from doing so. We cannot assure you that our existing stockholders will not have considerable influence upon any matter submitted to a vote of our stockholders. See “Principal Stockholders.”

Our existing stockholders paid an aggregate of $50,000, or $0.025 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.
      The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price and the expenses of this offering has resulted in this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30.2% or $1.81 per share (the difference between the pro forma net tangible book value per share of $4.19, and the initial offering price of $6.00 per unit). See “Dilution.”

Our outstanding redeemable warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.
      In connection with this offering, as part of the units, we will be issuing redeemable warrants to purchase 16,000,000 shares of common stock. We will also issue an option to purchase 400,000 units to the representatives of the underwriters which, if exercised, will result in the issuance of an additional 800,000 redeemable warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these redeemable warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock, reduce the ownership the stockholders would have had excluding the shares issued from the exercise of redeemable warrants and may reduce the value of the shares issued to complete the business combination. Accordingly, our redeemable warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the redeemable warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these redeemable warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, the registration of such shares or the potential sale of such shares in the market may have an adverse effect on the market price of our common stock and the existence of those rights may make it more difficult to effect a business combination.
      Our existing stockholders are entitled to demand that we register, at our expense, the resale of their shares of common stock at any time after the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 2,000,000 shares of common stock held by them prior to this offering eligible for trading in the public market. Accordingly, the presence of these registration rights may have an adverse effect on the market price of our common stock or make it more difficult to effectuate a business combination. Additionally, the possibility that these additional shares of common stock may become eligible for trading in the public market may have an adverse effect on the market price for our securities or on our ability to obtain future public financing. See “Certain Transactions.”

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.
      If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.
      In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company under federal and state laws;

•	adoption of a specific form of corporate structure; and

•	imposition of reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.
      We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940 as the net proceeds of this offering that are to be held in trust may only be invested by the trust agent in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 including treasury bills having a maturity of 180 days or less. By restricting the investment of the trust fund to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.
      We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. See “Underwriting — State Blue Sky Information.”

Dawson James Securities has no experience in underwriting firm commitment public offerings or serving as managing underwriter in connection with blank check offerings.
      Although certain principals of Dawson James Securities, Inc., one of the representatives of the underwriters in this offering, have extensive experience in the securities industry, Dawson James Securities has not acted as the lead manager or otherwise participated in any firm commitment public offerings. Since Dawson James Securities has no experience in underwriting firm commitment public offerings or serving as managing underwriter in connection with blank check offerings, its lack of experience may adversely affect the public offering price of our units, common stock and warrants and the subsequent development, if any, of a trading market for our units, common stock and warrants. See “Underwriting — Experience of Representatives.”

Since there has been no public market for any of our securities, the public offering price of our securities was arbitrarily determined since we do not have any financial results with which to compare those of companies operating in our industry.
      The public offering price of the units and the terms of the warrants were negotiated between us and the representatives of the underwriters. However, although several factors were considered, including the history and prospects of similar companies, an assessment of our management and their experience as well as other factors, the determination of our offering price is more arbitrary than the price of securities for an operating company in a particular industry since the representatives of the underwriters are unable to compare our prospects with those of public companies operating in the same industry. See “Underwriting — Pricing of Securities.”

Our securities will be quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange. We cannot assure you that our securities will continue to be so quoted in the future.
      Our securities will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you that our securities will continue to be authorized for quotation on the OTC Bulletin Board.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.
      All of our officers or directors own shares of our common stock, and no salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. We believe that all three members of our board of directors are “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the holders of our common stock sold in this offering.

Because our existing stockholders’ initial equity investment was only $50,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on promotional or development stage companies.
      Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a promotional or development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our existing stockholders’ initial investment of $50,000 is less than the required $1,310,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if he or she wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.
Risks Related to the Healthcare Industry

If we are unable to comply with governmental regulations affecting the healthcare industry, it could negatively affect our operations.
      There is extensive government regulation of certain healthcare businesses as well as various proposals at the federal government level to reform the healthcare system. Changes to the existing regulatory framework and/or implementation of various reform initiatives could adversely affect certain sections of the healthcare industry. If following a business combination our target business is unable to adhere to these requirements, it could result in the imposition of penalties and fines against us, and could also result in the imposition of restrictions on our acquired business and operations. Furthermore, the costs of compliance also could have a material adverse affect on our profitability and operations.

If we are required to obtain governmental approval of our products, the production of our products could be delayed and we could be required to engage in a lengthy and expensive approval process that may not ultimately be successful.
      Unanticipated problems may arise in connection with the development of new products or technologies, and many such efforts may ultimately be unsuccessful. In addition, testing or marketing products may require obtaining government approvals, which may be a lengthy and expensive process with an uncertain outcome. Delays in commercializing products may result in the need to seek additional capital, potentially diluting the interests of investors. These various factors may result in abrupt advances and declines in the securities prices of particular companies in the healthcare industry and, in come cases, may have broad effect on the prices of securities of specific healthcare companies or of companies in the healthcare industry generally.

The healthcare industry is susceptible to significant liability exposure. If liability claims are brought against us following a business combination, it could materially adversely affect our operations.
      Any target business we acquire in the healthcare industry will be exposed to potential liability risks that are inherent in the testing, manufacturing, marketing and sale of healthcare products and/or the provisions of healthcare services. We cannot assure you that a liability claim would not have material adverse effect on our business, financial condition or market prices of our securities.

USE OF PROCEEDS
      We estimate that the proceeds of this offering will be as set forth in the following table:

	Without	% of	Over-Allotment	% of
	Over-Allotment	Gross	Option	Gross
	Option	Proceeds	Exercised	Proceeds

Gross proceeds	$48,000,000	100.0%	$55,200,000	100.0%
Offering expenses(1)
Underwriting discount(2)	2,880,000	6.0%	3,312,000	6.0%
Underwriting non-accountable expense
allowance (not including over-allotment option)	960,000	2.0%	960,000	1.7%
Legal fees and expenses	250,000	*	250,000	*
Blue sky fees and expenses	15,000	*	15,000	*
Printing and engraving expenses	50,000	*	50,000	*
Accounting fees and expenses	25,000	*	25,000	*
SEC registration fee	18,300	*	18,300	*
NASD registration fee	16,100	*	16,100	*
Miscellaneous expenses	45,600	*	45,600	*
Net proceeds
Held in trust	42,960,000	89.5%	49,728,000	90.1%
Not held in trust	780,000	1.6%	780,000	1.4%

Total net proceeds	$43,740,000	91.1%	$50,508,000	91.5%

* Less than 1%
Use of net proceeds not held in trust
Legal, accounting and other related expenses attendant to the structuring and negotiation of a business combination (payable to non-affiliates)	$150,000	19.2%
Legal and accounting fees relating to SEC reporting obligations and internal controls	120,000	15.4%
Payment of administrative fee to Confluence Acquisition, LLC (up to $7,500 per month for 24 months)	180,000	23.1%
Due diligence of prospective target businesses (including reimbursements of expenses incurred by directors, officers, and stockholders in connection therewith)	100,000	12.8%
Working capital to cover director and officer insurance, miscellaneous expenses (including potential deposits, down payments, funding of “no shop” provisions or finders’ fees with respect to potential business combinations) and reserves(3)	230,000	29.5%

Totals	$780,000	100.0%

(1)	A portion of the offering expenses have been paid from funds loaned to us by Steven Oliveira, as described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	The representatives of the underwriters have agreed to deposit $2,160,000, or $2,484,000 if the over-allotment option is exercised, or 4.5% of the gross proceeds, attributable to the underwriters’ discount into the trust account. They have further agreed to forfeit any rights to or claims against such proceeds unless we successfully complete a business combination.

(3)	Interest earned on the portion of the trust fund attributable to the underwriters’ discount placed in the trust account will be released to us periodically to fund our working capital requirements.

      $42,960,000, or $49,728,000 if the over-allotment option is exercised in full, of the net proceeds will be placed into an interest-bearing trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, as trustee. Additionally, $2,160,000, or $2,484,000 if the over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ discount will be deposited in the trust account. Other than interest earned on these proceeds, which may be released to us to fund our working capital requirements, the proceeds held in trust will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business other than amounts held in trust or paid to the representatives of the underwriters for services as representatives of the underwriters, with which we ultimately complete a business combination. Any amounts in the trust fund not paid as consideration to the sellers of the target business may be used to pay any remaining expenses of the business combination, including reimbursement of our officers and directors to the extent funds not held in trust were insufficient to do so, to pay finders’ fees or financing fees, if any, and to finance the ongoing operations of the target business or to effect other acquisitions in each case as determined by our board of directors at that time.
      The payment to Confluence Acquisition, LLC an affiliate of Messrs. Klobnak, May and Bono, each of whom is a director and officer, of a monthly fee of up to $7,500 is for general and administrative services, including office space, utilities (phone, fax, wireless data services), overnight delivery services, copies and secretarial support but in no event will such fees be more than $7,500 per month in the aggregate. This arrangement was agreed to by Confluence Acquisition LLC for our benefit and is not intended to provide Messrs. Klobnak, May or Bono compensation in lieu of a salary. The amounts payable under this arrangement are intended to reimburse Confluence Acquisition LLC for amounts actually expended on the Company’s behalf. Although the amount of the monthly rents and fees were arbitrarily arrived at, we believe, based on rents and fees for similar services in the St. Louis, Missouri area, that the fees Confluence Acquisition, LLC will charge therefor are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee.
      We intend to use the excess working capital shown above (approximately $230,000) for director and officer liability insurance premiums and any other operating expenses. It is possible that we could use a portion of our working capital to make a deposit or down payment or to fund a “no shop” provision with respect to a particular business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds or any of the funds are not returned to us (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have sufficient remaining working capital outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. In that event and if we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. We may also use a portion of our excess working capital to pay finders’ fees incurred in connection with a business combination, although we do not presently intend to use such arrangements to identify suitable transactions. The balance, if any, of our working capital will be held in reserve in the event that due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates. We believe that our working capital will be sufficient to cover the foregoing expenses, payments and reimbursement costs.

      To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund that are not used for such purpose, as well as any other net proceeds not expended, will be used to finance the operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.
      Steven Oliveira, one of our stockholders, has entered into a non-interest bearing revolving credit facility with us in the amount of $75,000. Advances under the credit facility will be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and professional fees. As of the date of this prospectus, $75,000 has been advanced under the revolving credit facility. The loan will be payable without interest on the consummation of this offering from the proceeds of this offering not being placed in trust.
      We reserve the right, at the discretion of the board of directors, to reallocate our use of the net proceeds of this offering not held in trust among the legal, due diligence, and working capital items in response to the timing and extent of due diligence and legal and regulatory requirements. The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be invested only in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, including treasury bills having a maturity of 180 days or less, or other high-quality, short-term interest bearing investments so that we are not deemed to be an investment company under the Investment Company Act of 1940, as amended. The interest income derived from investment of these net proceeds not held in the trust fund during this period will be used to defray our general and administrative expenses as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.
      We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.
      Commencing with the consummation of this offering through the consummation of the acquisition of a target business, we will pay Confluence Acquisition, LLC the fee described above. In addition, our existing directors, officers and stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, attending management or board meetings, and performing due diligence on suitable business combinations. Other than this up to $7,500 per month administrative fee and reimbursement of our existing stockholders for any out-of-pocket expenses incurred by them in connection with activities on our behalf, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing directors, officers and stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us. To the extent that the out-of-pocket expenses exceed the available proceeds not deposited in the trust fund, such expenses would not be reimbursed by us unless we consummate a business combination. In the event that no business combination is consummated within the allotted time, the entire trust fund will be returned to the holders of the common stock sold in this offering without any such deduction.
      Since the role of present directors and management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.
      A holder of common stock sold in this offering will be entitled to receive funds from the trust fund, including interest earned on his, her or its portion of the trust fund (net of taxes payable on income from the funds in the trust account and excluding the interest earned on the portion of the underwriters’ discount placed in trust), only in the event of our liquidation upon our failure to complete a business combination within the allotted time or if that stockholder were to seek to convert such shares into cash in connection with a business combination which the stockholder voted against and which we actually consummate. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust fund.

DILUTION
      The difference between the public offering price per share of our common stock, assuming no value is attributed to the redeemable warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of our common stock which may be converted into cash), by the number of outstanding shares of our common stock.
      At September 30, 2005, our net tangible book value was a deficiency of $213,135, or approximately $(0.11) per share of common stock. After giving effect to the sale of 8,000,000 shares of common stock included in the units, and the deduction of underwriting discounts, the representatives’ 2% nonaccountable expense allowance and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,599,200 shares of common stock which may be converted into cash) at September 30, 2005 would have been $35,185,335 or $4.19 per share, representing an immediate increase in net tangible book value of $4.30 per share to the existing stockholders and an immediate dilution of $1.81 per share or 30.2% to new investors not exercising their conversion rights, assuming holders of 19.99% of the common stock exercise their conversion rights and vote against the business combination as described below.
      The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the redeemable warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	(0.11)
Increase attributable to new investors	(4.30)

Pro forma net tangible book value after this offering		4.19

Dilution to new investors		$1.81

      Our pro forma net tangible book value after this offering has been reduced by approximately $8,587,704 because if we effect a business combination the conversion rights to the holders of common stock sold in this offering may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust funds as of the record date for the determination of stockholders entitled to vote on the business combination, including any interest thereon (net of taxes payable on income from the funds in the trust account and excluding the portion of the trust fund attributable to the underwriters’ discount and any interest earned thereon) divided by the number of shares sold in this offering.
      The following table sets forth information with respect to our existing stockholders and the new investors, assuming none of the new investors exercise conversion rights:

	Shares Purchased		Total Consideration		Average
					Price
	Number	Percentage	Amount	Percentage	per Share

Existing stockholders	2,000,000	20.0%	$50,000	0.1%	$0.025
New investors	8,000,000	80.0%	48,000,000	99.9%	$6.00

	10,000,000	100.0%	$48,050,000	100.0%

      The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(213,135)
Net proceeds from this offering	$43,740,000
Offering costs paid in advance and excluded from net tangible book value before this offering	$246,174
Less: Proceeds held in trust subject to conversion to cash ($42,960,000 x 19.99%)	$8,587,704

$35,185,335

Denominator:
Shares of common stock outstanding prior to this offering	2,000,000
Shares of common stock included in the units offered	8,000,000
Less: Shares subject to conversion (8,000,000 x 19.99%)	(1,599,200)

8,400,800

CAPITALIZATION
      The following table sets forth our capitalization at September 30, 2005 on an actual basis and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	September 30, 2005

	Actual	As Adjusted

Note payable to stockholder	$75,000	—

Common stock, $.01 par value, no shares, actual, and 1,599,200 shares, as adjusted, which are subject to possible conversion (conversion value $5.37 per share)	$—	$8,587,704

Stockholders’ equity:
Preferred stock $.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value, 50,000,000 shares authorized; 2,000,000 shares issued and outstanding, actual, and 8,400,800 shares issued and outstanding (excluding 1,599,200 shares subject to possible conversion), as adjusted	20,000	84,008
Additional paid in capital	30,000	35,118,288
Accumulated deficit	16,961	16,961

Total stockholders’ equity	33,039	35,185,335

Total capitalization	$108,039	$43,773,039

      If we consummate a business combination, the conversion rights afforded to holders of common stock sold in this offering may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust fund, including any interest (net of taxes payable on income from the funds in the trust account and excluding the portion of the trust fund attributable to the underwriters’ discount and any interest earned thereon), as of the record date for determination of stockholders entitled to vote on the business combination, divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      We were formed on February 2, 2005, to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the healthcare industry. We intend to utilize cash derived from the net proceeds of this offering, our authorized and unissued shares of common and preferred stock, debt or a combination thereof to effect a business combination. The issuance of additional shares of our common or any of our shares of preferred stock:

•	would reduce the percentage equity ownership of our then existing stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to the common stock;

•	may result in a change of control, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
Similarly, our issuance of debt securities could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant; and

•	limitations, as a result of covenants, on our ability to acquire additional assets, pursue new products or services, make additional acquisitions or restrictions on our ability to obtain additional financing.
      We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our offering of our equity securities.
      We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $4,260,000, including $960,000 for the representatives’ non-accountable expense allowance of 2% of the gross proceeds, and underwriting discounts of approximately $2,880,000, will be approximately $43,740,000, or $50,508,000 if the over-allotment option is exercised in full. Of this amount, $42,960,000, or $49,728,000 if the over-allotment option is exercised in full, will be held in trust and the remaining $780,000 will not be held in trust. Additionally, $2,160,000 or $2,484,000 if the over-allotment option is exercised in full, of the proceeds attributable to the underwriters’ discount and non-accountable expense will be deposited in the trust account.
      In the event that we consummate a business combination, the proceeds held in the trust account will be used for the following purposes:

•	Payment of the purchase price for and remaining expenses of the business combination including reimbursement of any remaining expenses to our officers and directors;

•	Payment of the escrowed fees attributable to the underwriters’ discount and non-accountable expense;

•	Payment of any finders’ fees or professional fees and costs to unaffiliated third parties;

•	Payment of any fees and costs we may incur in connection with any equity or debt financing relating to the business combination; and

•	Funding the operations of the target business or effecting other acquisitions, as determined by our board of directors at that time.

      We may use substantially all of the net proceeds of this offering not being held in trust in our efforts to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate that, of the funds not being held in trust, we will use approximately $150,000 of expenses for legal, accounting and related expenses attendant to the structuring and negotiating of a business combination (payable to non-affiliates), $120,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and internal controls, $180,000 ($7,500 per month for 24 months) for the administrative services and support fee payable to Confluence Acquisition LLC, an affiliated party, $100,000 of expenses for the due diligence investigation of target businesses (including reimbursement of expenses incurred by directors, officers and stockholders in performing due diligence activities) and $230,000 for general working capital that will be used for miscellaneous expenses and reserves, including potential deposits, down payments, “no shop” payments or finders’ fees and approximately $190,000 for director and officer liability insurance premiums. The interest earned on the proceeds attributable to the portion of the underwriters’ discount placed in the trust account will be released to us periodically to fund our working capital requirements. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us. To the extent that the out-of-pocket expenses exceed the available proceeds not deposited in the trust fund, such expenses would not be reimbursed by us unless we consummate a business combination and may reduce the amount of working capital available to fund future operations. In the event we were ultimately required to forfeit a deposit, down payment or “no shop” payment or such funds are not returned to us (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have sufficient remaining working capital outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a private offering simultaneously with the consummation of a business combination.
      Steven Oliveira, one of our existing stockholders, has, as of the date of this prospectus, advanced to us under a revolving credit agreement $75,000, which will be used to pay a portion of the expenses of this offering and will be payable without interest on the consummation of this offering from the proceeds of this offering not being placed in trust.

PROPOSED BUSINESS
Introduction
      We are a recently organized blank check company incorporated under the laws of the State of Delaware on February 2, 2005. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business in the healthcare industry.
The Healthcare Industry
      The healthcare industry constitutes a large and growing segment of the United States economy. According to “Modern Healthcare’s By the Numbers” (December 20, 2004) the U.S. Department of Health and Human Services, or HHS, has found that healthcare expenditures in the United States have increased consistently during the last twenty-five years, rising from $245.8 billion in 1980 to a projected $1,920.8 billion in 2005. Expressed as a percentage of gross domestic product, or GDP, national healthcare spending has increased from 8.8% in 1980 to a projected 15.7% in 2005. HHS expects that the healthcare industry will continue to grow both in absolute dollars and as a percentage of GDP and projects that by the year 2013, healthcare expenditures in the United States could increase to as much as $3,358.1 billion or 18.4% of GDP. The substantial growth in national healthcare spending has had, and management expects it to continue to have, an impact on every major sector of the healthcare industry. Accordingly, we believe there are many attractive businesses to acquire in the healthcare industry.
      We believe that the growth and opportunity in the healthcare industry has been driven and will continue to be driven by several key trends, including:

•	Technological Advances. Technological advances create significant new markets and alter the competitive dynamics of established industries and markets. Technology and innovation have significantly changed the scope, practice and delivery of medicine. The last decade has also been typified by the introduction of scores of new medical and diagnostic devices, pharmaceutical and biotechnology products, leading to the creation of entirely new markets.

•	Demographic Shift to an Elderly Population. The size of the elderly population, the segment with the largest per capita usage of healthcare services, is increasing more rapidly than the rest of the population. According to the U.S. Census Bureau, in 1975, approximately 10.5% of the U.S. population was aged 65 and older; by 2000, this number had risen to 12.6% of the population; and by the year 2030, the over-65 segment is expected to account for 20.0% of the population.

•	Fragmentation. We believe the fragmentation of the healthcare industry encourages entrepreneurial activity and provides opportunities for industry consolidation. Aggregating smaller companies offers the potential to bring to them economies of scale, including expanded distribution capabilities, corporate efficiency and increased capital resources.

•	Consumerism. Once passive participants in the healthcare process, individual consumers have become increasingly vocal in recent years. They are challenging health plans that deny treatment, opting for plans that provide enhanced choice, demanding information about providers and quality of care, demonstrating a readiness to comparison shop on the basis of price and paying out-of-pocket for cosmetic and other elective procedures.

•	Internationalization. In our management’s business judgment, healthcare companies will continue to experience major international growth opportunities as a result of growing worldwide demand for healthcare products and services, heightened awareness of the importance and potential of international markets, which often offer a less-expensive and faster regulatory path for their products, and the increasing availability of a low-cost pool of scientific talent to perform product development and clinical research.
      We believe that healthcare is a favorable industry in which to seek acquisitions and an attractive operating environment for a target business. Although we may consider a target business in any segment of the healthcare industry, we intend to concentrate our search for an acquisition candidate on companies in the following segments:

•	healthcare services and delivery;

•	medical equipment, devices and supplies;

•	healthcare information technology;

•	pharmaceuticals;

•	biotechnology therapeutics; and

•	diagnostics.
      We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the net proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.
Government Regulations
      The healthcare industry is highly regulated, and the federal and state laws that may affect our business following a business combination could be significant. The federal and state governments regulate the healthcare industry extensively including through the Medicare and Medicaid government payment programs, each of which is financed, at least in part, with federal money. State jurisdiction is based upon the state’s authority to license certain categories of healthcare professionals and providers and the state’s interest in regulating the quality of healthcare in the state, regardless of the source of payment. The significant areas of federal and state regulatory laws that could affect our ability to conduct our business following a business combination could include, among others, those regarding:

•	False and other improper claims for payment. The government may fine a provider if it knowingly submits, or participates in submitting, any claim for payment to the federal government that is false or fraudulent, or that contains false or misleading information.

•	Health Insurance Portability and Accountability Act. Laws designed to combat fraud against any healthcare benefit program for theft or embezzlement involving healthcare, as well as providing various privacy rights to patients and customers.

•	Anti-kickback laws. Federal and state anti-kickback laws make it a felony to knowingly and willfully offer, pay, solicit or receive any form of remuneration in exchange for referrals or recommendations regarding services or products.

•	The Stark Self-Referral Law and other laws prohibiting self-referral and financial inducements. Laws that limit the circumstances under which physicians who have a financial relationship with a company may refer patients to such company for the provision for certain services.

•	Corporate practice of medicine. Many states have laws that prohibit business corporations from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians, or engaging in certain arrangements, such as fee-splitting, with physicians.

•	Antitrust laws. A wide range of laws prohibit anticompetitive conduct among separate legal entities in the healthcare industry.

Effecting a Business Combination

General
      Although substantially all of the net proceeds of this offering held in trust (excluding the portion of the trust account attributable to the underwriters’ discount and expenses) are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We have not identified a target business
      To date, we have not selected any target business on which to concentrate our search for a business combination. We have not identified or selected any specific operating company to acquire nor have we had any discussions with or contacted any prospective target business with respect to a business combination involving our company. From time to time our officers, directors or shareholders may be contacted by persons associated with target businesses or others seeking to bring target businesses to our attention. However, as our policy is to not engage in any discussions related to potential target businesses until after the completion of this offering we and our officers and directors have refrained from participating in any form of discussion or other form of contact with potential target businesses. Neither our company nor any of our affiliates or representatives has, as of the date of this prospectus, taken steps towards locating or consummating a business combination transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be within the healthcare industry and be a transaction in which the fair market value of the target business or businesses is at least 80% of our net assets at the time of the business combination (excluding the portion of the trust account attributable to the underwriters’ discount and expenses). We intend to focus our search for target businesses primarily on companies based in the United States. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established operations, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses
      Our officers, directors and stockholders as well as their affiliates will bring to our attention target business candidates through their contacts, including investment bankers, venture capital funds, representatives of healthcare companies or through their prior or future business dealings and networking around the country. We anticipate that target business candidates will also be brought to our attention from various unaffiliated sources, including private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. These sources may become aware of our desire to effect a business combination by a variety of means, such as publicly available information relating to this offering, any press release we may issue upon closing of this offering or communications among such sources. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finders’ fee or other compensation.

Finders’ fee arrangements and other compensation payable to such firms are often based on a percentage of the total consideration paid in an acquisition transaction, but may instead entail payment of a fixed fee. These fees or compensation frequently range from approximately 1% to 5%. Such compensation may be payable in cash or in the form of securities to be issued by us. The terms of any such arrangements will be negotiated with such persons on an arm’s length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will our existing officers, directors or stockholders or any entity with which they are affiliated be paid any finder’s fee, consulting fees or any similar type fees from any person or entity in connection with a business combination.

Selection of a target business and structuring of a business combination
      Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least 80% of our net assets at the time of the business combination (excluding the portion of the trust account attributable to the underwriters’ discount and expenses). We do not intend to include the refractive surgery business in our search for a target business initially because one of our officers and directors is subject to an existing non-compete agreement relating to his prior employment until December 2005 but may do so thereafter. Moreover, there is no limitation on our ability to raise additional funds through the sale of our securities or through loans that would enable us to acquire a target company with a fair market value significantly in excess of 80% the net assets we will have on consummation of this offering (excluding the portion of the trust account attributable to the underwriters’ discount and expenses). However, we would only acquire such additional funds simultaneously with our consummation of a business combination.
      In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.
      These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objectives. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. Due diligence will be performed by our officers and directors and we may also engage an independent third party such as an outside accounting firm or transaction advisory personnel although none of such independent third persons has been identified or engaged as of the date of this prospectus.
      The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business
      Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be within the healthcare industry and be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least 80% of our net assets at the time of the business combination (excluding the portion of the trust account attributable to the underwriters’ discount and expenses). Although we are permitted to raise funds privately or through loans that would allow us to acquire a target business with a fair market value in an amount greater than 80% of the net assets we have on the consummation of this offering (excluding the portion of the trust account attributable to the underwriters’ discount and expenses), we have not entered into or discussed such financing arrangements with any third party, and there is no assurance that any such financing, if desired, would be available on acceptable terms, if at all. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential revenue, net income and cash flow, assets and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Any opinion, if obtained, would likely state only that the fair market value meets the 80% of net assets threshold. It is not anticipated, therefore, that copies of such opinion would be distributed to our stockholders in connection with the special meeting of stockholders held to consider approval of the business combination, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Probable lack of business diversification
      While we may be able to purchase more than one target business using our equity securities as consideration for the acquisition or by raising additional funds through the sale of our securities or through loans, we have no agreements or arrangements for such additional funding. We therefore believe that it is most likely that we will have the ability to effect only a single business combination. Accordingly, in that event, the prospects for our success may be entirely dependent upon the future performance of a single target business. Unlike other entities that may have the resources to complete several business combinations, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business’ management
      Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our current officers and directors, if any, in the target business cannot presently be determined. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of such officers will devote their full efforts to our affairs subsequent to a business combination.

      The future role of our key personnel following a business combination, however, cannot presently be ascertained as we have not entered into an employment agreement with any of our key personnel. We also may hire other management personnel following the business combination. Moreover, our current management may only be willing to remain with us after the consummation of a business combination if they are able to negotiate the terms of an employment arrangement as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. It would be more likely that current members of management would remain with us, if they chose to do so, if we:

•	acquire a target business in an all-cash transaction rather than a merger in which the stockholders of the target company control the combined company following the business combination; or

•	structure the business combination as the acquisition of one or more companies using a holding company in which we were the surviving holding company.
      In making the determination whether current management should remain with us following the business combination, our board of directors will analyze the experience and skills of management of the target business and, if it is believed that it is in the best interests of the combined company, negotiate as part of the business combination that certain members of current management remain with the combined company. If our current management desires to be retained by us post-business combination as a condition to any potential business combination, our current management may have a conflict of interest.
      Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination
      Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business, and the terms of any proposed employment or other agreements with members of our current management and their affiliates.
      In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of their respective shares of common stock owned by them immediately prior to this offering either for or against the business combination as determined by the majority of the votes cast by the holders of our common stock sold in this offering. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders who are not officers and directors. Accordingly, they may vote on a proposed business combination with respect to shares of common stock acquired in or after the consummation of this offering any way they so choose. We will proceed with the business combination only if holders of common stock sold in this offering who own at least a majority of the shares of common stock voted at the meeting held to approve the proposed business combination vote in favor of the business combination and holders of common stock sold in this offering owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights.

Conversion rights
      At the time we seek stockholder approval of any business combination, we will offer each holder of common stock sold in this offering the right to have such stockholder’s shares of common stock converted to cash if the stockholder both votes against the business combination and exercises his conversion rights and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust fund including any interest net of estimated taxes, (excluding the portion of the trust fund attributable to the underwriters’ discount and any interest earned thereon), as of the record date for determination of stockholders entitled to vote on the business combination, divided by the number of shares sold in this offering. Because the initial per-share conversion price is $5.64 per share (plus any interest income, net of income taxes), which is $0.36 lower than the $6.00 per-unit offering price paid in the offering and which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of holders of common stock sold in this offering to exercise their conversion rights. In the event that 19.99% of the shares are converted, the value of the common stock (excluding the portion of the trust account attributable to the underwriters’ discount and any interest earned thereon) that may be converted to cash is $8,587,704. There may also be a corresponding incentive to our existing stockholders to exercise their conversion rights with respect to shares acquired in this offering or in the open market after the consummation of this offering, if any, in light of the fact that the existing stockholders’ weighted average cost per share (taking into account the shares acquired for a nominal amount prior to the offering in addition to any securities purchased in the open market, if any) will be significantly less than the $5.64 per share payable upon the exercise of the conversion right. At the date of this prospectus, none of our officers or directors intend to purchase our securities in this offering or in the open market.
      An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination, the business combination is approved and consummated and the stockholder timely delivers his stock certificate to us for cancellation. If a stockholder votes against the business combination but has not properly exercised such stockholders’ conversion rights, such stockholder will not have the shares of common stock held by such stockholder converted into the stockholder’s pro rata distribution of the trust fund. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination and presentation of their stock certificates for cancellation. Holders of common stock sold in this offering who convert their stock into their share of the trust fund will continue to own their redeemable warrants and have the right to sell, transfer or exercise such redeemable warrants. We will not complete any business combination if stockholders who own at least a majority of the shares of common stock voted at the meeting to approve the proposed business combination fail to vote in favor of the business combination at such meeting or if stockholders owning more than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights.

Liquidation if no business combination
      If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months of the consummation of this offering if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our holders of common stock sold in this offering, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund (including the portion of the trust account attributable to the underwriters’ discount but excluding any interest earned thereon), including any interest (net of taxes payable on income from the funds in the trust account) plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust fund with respect to our warrants, which will expire worthless in the event of our liquidation.
      If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the initial per-share liquidation price would be $5.64, or $0.36 less than the per-unit offering price of $6.00. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of the holders of common stock sold in this offering. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the holders of common stock sold in this offering, there is no guarantee that they will execute such agreements or that even if they execute such agreements that they would be prevented from bringing claims against the trust fund. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our primary consideration in determining whether to enter into an agreement with persons who refuse to execute such a waiver will be whether there is a suitable alternative provider, the expected aggregate contract amount and our assessment of the potential risk to the trust fund. In addition, unlike the majority of similarly structured offerings, our officers have not agreed to be personally liable for the claims of any of our vendors. If our officers had agreed to be liable for these vendors’ claims, the likelihood that the proceeds held in trust could be subject to these claims may have been reduced. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $5.64 due to claims of creditors.
      If we enter into a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.
      A holder of common stock sold in this offering shall be entitled to receive funds from the trust fund only in the event of our liquidation or if the stockholder has elected to convert the shares held by such stockholder into cash upon consummation of a business combination that the stockholder subsequently votes against and which is ultimately completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund. There will be no distribution from the trust fund with respect to our redeemable warrants.
Competition
      In identifying, evaluating and selecting a target business, we expect to encounter intense competition from other entities seeking acquisitions in the healthcare industry and from investment banking firms proposing to underwrite initial public offerings or offerings of debt securities for the target businesses. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire or merge with using the proceeds of this offering held in trust, our ability to compete in acquiring or merging with certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing certain target business. Further:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by holders of common stock purchased in this offering in certain instances may reduce the resources available to us for a business combination; and

•	our outstanding redeemable warrants and purchase options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

      Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business in the healthcare industry on favorable terms.
      If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business in the healthcare industry. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.
Facilities
      We maintain our executive offices at 12444 Powerscourt Drive, Suite 225, St. Louis, Missouri 63131. The cost for this space is currently $2,500 per month through an arrangement with Confluence Acquisition, LLC and will be included in the monthly fee of up to $7,500 Confluence Acquisition, LLC charges us upon consummation of the initial public offering for general and administrative services pursuant to a letter agreement between us and Confluence Acquisition, LLC. We believe, based on rents and fees for similar services in the St. Louis metropolitan area, that the fee charged by Confluence Acquisition, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current activities. Confluence Acquisition LLC’s address and telephone number is 229 N. Spoede Road, St. Louis, MO 63141; telephone: (314) 432-1945.
Employees
      Our executive officers do not currently intend to seek full time employment with any other entity pending completion of a business combination. They have agreed to devote such time to our affairs as may reasonably be needed until a business combination is consummated although such time is expected to vary depending on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination. We do not anticipate at this time engaging an investment bank or third party to assist us in our search for a target business. As described elsewhere herein, our officers, directors and stockholders will be active in locating target businesses, responding to inquiries as well as performing due diligence on suitable target businesses. See “Management.”
Periodic Reporting and Audited Financial Statements
      We have registered our units, common stock and redeemable warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.
      We will not acquire a target business if audited financial statements cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. The financial statements of a potential target business will be required to be prepared in accordance with United States generally accepted accounting principles and audited in accordance with United States generally accepted auditing standards. To the extent that this requirement cannot be met, we will not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, given the broad range of companies with which we may consummate a business combination, we do not believe that the narrowing of the pool will be material.
Legal Proceedings
      There is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies
      The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the over-allotment option is not exercised. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$45,120,000 of the net offering proceeds will be deposited into an interest-bearing trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, as trustee. These proceeds consist of $42,960,000 from the net proceeds payable to us and $2,160,000 of the proceeds attributable to the underwriters’ discount and expenses.	$34,704,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The net proceeds held in trust will only be invested in U.S. government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 including treasury bills having a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Fair market value of net assets of target business	The initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least 80% of our net assets at the time of the business combination. (excluding the portion of the trust account attributable to the underwriters’ discount and expenses).	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and redeemable warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters inform us of their decision, in their sole and absolute discretion, to allow earlier separate trading (based on the liquidity of the units and general market conditions), provided we have filed with the SEC a Current Report on	No trading of the units or the underlying common stock and redeemable warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. If the over- allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.
Exercise of the redeemable warrants	The redeemable warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus, and, accordingly, will only be exercised after the trust fund has been terminated and distributed.	The redeemable warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert the shares held by such stockholder into such stockholder’s pro rata share of the trust fund. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, as to whether such stockholder elects to remain a stockholder of the company or requires the return of such stockholder’s investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	A business combination must occur within 18 months after the	If an acquisition has not been consummated within 18 months

	Terms of Our Offering	Terms Under a Rule 419 Offering

	consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period).	after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of trust funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time except that the interest earned on the proceeds attributable to the portion of the underwriters’ discount placed in the trust account will be released to us periodically to fund our working capital requirements.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT
Directors and Executive Officers
      Our current directors and executive officers are as follows:

Name	Age	Position

John J. Klobnak	54	President and Chairman of the Board of Directors
B. Charles Bono III	57	Vice President, Chief Financial Officer, Director
Robert W. May	58	Vice President, Secretary and General Counsel, Director
John A. Stiles	38	Vice President of Investor Relations and Corporate Communications
      John J. Klobnak has been the chairman of our board of directors and president since our inception in February 2005. Mr. Klobnak has been a private investor since leaving Laser Vision Centers in May 2002. He also is a strategic partner invested in two of the Strategic Partners Funds managed by SV Life Sciences, one of the world’s largest healthcare venture capital firms. He served as chairman and chief executive officer of Laser Vision Centers, Inc., (NASDAQ: LVCI) an international provider of excimer lasers and related equipment and services from July 1988 to May 2002. From 1990 to 1993 he served as Laser Vision Center’s chairman, president and chief executive officer. During his tenure at Laser Vision Centers, he was responsible for the company’s initial public offering conducted in April 1991 as well as the company’s subsequent public and private financings, its five acquisitions, its growth in sales to over $100 million and the ultimate sale of the company in August 2001, via merger with a major competitor, TLC Vision Corporation (NASDAQ: TLCV). Following the merger, Mr. Klobnak served as vice chairman of the board of TLC Vision until August 2004. In 1999, Mr. Klobnak was named Entrepreneur of the Year in an annual competition conducted by Ernst and Young. He graduated from Southern Illinois University at Edwardsville with a bachelor of arts degree in mass communications and political science. He was named that institution’s “Alumnus of the Year” in 1998. Mr. Klobnak has also served on the board of directors of Better Living Communities, a non-profit corporation providing low-income housing in St. Louis, Missouri since April 2004.
      B. Charles Bono III has been vice president, chief financial officer and director since our inception in February 2005. Mr. Bono has been a private investor since leaving TLC Vision in September 2004. Mr. Bono served as chief financial officer and treasurer of TLC Vision Corporation (NASDAQ: TLCV) from May 2002 through August 2004. From October 1992, until its merger with TLC Vision Corporation in May 2002, Mr. Bono served as executive vice president, chief financial officer and treasurer of Laser Vision Centers, Inc. From 1980 to 1992, Mr. Bono was employed by Storz Instrument Company, a global marketer of ophthalmic devices and pharmaceutical products that is now a part of Bausch and Lomb Surgical, serving as vice president of finance from 1987 to 1992. Prior to 1980, Mr. Bono practiced accounting with PriceWaterhouse (now PricewaterhouseCoopers). Mr. Bono is a certified public accountant and holds a bachelors degree in accounting from Millikin University and a masters degree in business administration from Washington University in St. Louis. In 2003, he was selected Financial Executive of the Year by the Heartland Council of the Institute of Management Accountants.
      Robert W. May has been a vice president and our secretary and general counsel and director since our inception in February 2005. Following the merger of Laser Vision Centers, Inc. with TLC Vision Corporation (NASDAQ: TLCV), Mr. May served as co-general counsel of TLC Vision from May 2002, until November 2002 when he became general counsel, and served as secretary from June 2002, which positions he held until December 2004. Since December 2004, Mr. May has been a private investor. From September 1993 to May 2002, Mr. May served as vice-chairman and general counsel of Laser Vision Centers, Inc. Prior to his full time employment with Laser Vision, he also served as corporate secretary, general corporate counsel and a director of Laser Vision Centers from 1991 to 1993. Mr. May was engaged in private legal practice in St. Louis, Missouri from 1985 until 1993. Mr. May received a bachelor of arts degree and a juris doctor degree from St. Louis University.
      John A. Stiles has been our vice president of investor relations and corporate communications since June 2005. From August 1992 to June 2002 Mr. Stiles served as director of investor relations and corporate communications for Laser Vision Centers, Inc. Upon the completion of Laser Vision’s merger in May 2001 with TLC Vision Centers (NASDAQ: TLVC), Mr. Stiles formed John A. Stiles & Associates, L.L.C., an investor relations consultancy which serves as investor relations consultant for several publicly traded companies, preparing and distributing press releases, maintaining investor relations segments of corporate websites, arranging shareholder meetings, quarterly conference calls and meetings with institutional investors. Mr. Stiles has been the manager of John A. Stiles & Associates from its inception in June 2001 to the present.
      These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating the acquisition.
Board of Directors
      Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Bono, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Klobnak, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. May, will expire at the third annual meeting. Following the completion of this offering, our board of directors intends to recruit independent directors as defined by the rules promulgated by the SEC. The Company anticipates that our board of directors will then form an audit committee and adopt a charter for this committee as well as a code of conduct and ethics that will govern the conduct of our directors, officers and employees.
Executive Compensation
      No executive officer has received any cash compensation from us for services rendered. Commencing on the consummation of this offering through the acquisition of a target business, we will pay Confluence Acquisition, LLC a fee of up to $7,500 per month for providing us with office space and certain office and secretarial services. Confluence Acquisition, LLC is one of our existing stockholders and is an affiliate of Messrs. Klobnak, Bono and May. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers, directors and special advisors, or any of their respective affiliates for services rendered to us prior to or with respect to the business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses, either prior to or as a result of the business combination, with such amounts being fully disclosed to stockholders, to the extent then known, in the proxy materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Special Advisors
      We also may consult, from time to time, with certain individuals who have experience in the financial and/or healthcare sectors, who we call our special advisors, each of whom is also a stockholder of the Company, who may assist us in our search for and evaluation of our target business and other matters relating to our operations. However, no compensation of any kind, including finder’s and consulting fees, other than reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, will be paid to any of our existing stockholders, including our special advisors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. These advisors are as follows:
      James C. Wachtman, special advisor. James C. Wachtman has served as the Chief Executive Officer, President and Director of TLC Vision Centers, Inc. (NASDAQ: TLCV) since August 2004. Prior to that, Mr. Wachtman served as Chief Operating Officer of North America operations of LaserVision Centers Inc. from June 1996 to July 1998, and as President and Chief Operating Officer of LaserVision from August 1998 to May 2002 and as President and Chief Operating Officer of TLC Vision from May 2002 to August 2004. Prior to joining LaserVision, Mr. Wachtman was employed in various senior management positions by McGaw, Inc., a manufacturer of medical disposables.
      George O. Sertl, M.D., special advisor. Dr. Sertl was employed by Orthopedic Associates, LLC from July 1974 through December 2004 when he retired from active practice. He has been a Fellow with the American Association of Orthopedic Surgeons since 1975 and obtained his bachelor of science degree and his medical degree from the St. Louis University.
      Richard Lindstrom, M.D., special advisor. Since 1990, Dr. Lindstrom has been engaged in the private practice of ophthalmology, specializing in corneal, cataract, refractive and laser surgery. He is the founder and has been the President of Minnesota Eye Consultants P.A., a provider of eye care services, or its predecessor, since 1989. In 1989, Dr. Lindstrom was a founder of the Phillips Eye Institute Center for Teaching & Research, an ophthalmic research and surgical skill education facility, and he currently serves as the Center’s Medical Director. He has also served as a director of the TLC Vision Centers, Inc. since May 2002 and prior to its merger, as a director of LaserVision since November 1995. Dr. Lindstrom has served as an Associate Director of the Minnesota Lions Eye Bank since 1987. He is a medical advisor for several medical device and pharmaceutical manufacturers and holds 28 patents in ophthalmology. From 1980 to 1989, he served as a Professor of Ophthalmology at the University of Minnesota, holding the Harold G. Scheie Research Chair, and has been awarded the title Adjunct Professor Emeritus. Dr. Lindstrom received his M.D., B.A. and B.S. degrees from the University of Minnesota.
      David L. Gearhart, M.D., special advisor. Dr. Gearhart has been president of and an obstetrics and gynecology physician with New Ballas OB/ GYN, Inc. from 1998 to the present. He has also been a member of the visiting faculty of St. John’s Mercy Medical Center since 1975. He was a physician with Women’s Comprehensive Health Care from 1997 to 1998 and President of and a physician with New Ballas OB/ GYN, Inc. from 1975 to 1997. He has served as primary investigator for numerous clinical studies, is a frequent guest lecturer, author of published studies and has regularly conducted seminars and workshops. He holds a bachelor of arts degree in chemistry from the Illinois Wesleyan University and his M.D. from the St. Louis University School of Medicine.
      We may identify, from time to time, additional individuals to serve as special advisors if those individuals possess a level of experience within the financial or healthcare sectors that we believe may be beneficial to us.
Conflicts of Interest
      Potential investors should be aware of the following potential conflicts of interest:

•	Although our executive officers do not currently intend to seek full time employment with any other entity pending completion of a business combination, none of such officers is required to commit full time to our affairs. Our executive officers may have conflicts of interest in allocating management time among various business activities even though they have agreed to devote such time to our affairs as may reasonably be needed until a target business is selected.

•	Our current management may only be willing to remain with us after the consummation of a business combination if they are able to negotiate management’s retention as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. If our current management desires to be retained by us after a business combination as a condition to the potential business combination, our current management may have a conflict of interest in negotiating the terms of the business combination. Although this conflict of interest could exist in any potential business combination, it may be more likely to exist in a potential business combination in which the stockholders of the target company control or own a significant interest in the combined company following the business combination.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Since our directors own shares of our common stock that will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock. Additionally, such individuals are not precluded from purchasing units in this offering or in the open market and/or common stock in the open market and would be entitled to vote any shares acquired in the offering or in the open market as they choose with respect to a proposal to approve a business combination and to exercise their conversion rights in connection therewith.

•	If we were to make a deposit or down payment or to fund a “no-shop” provision in connection with a potential business combination, we may have insufficient funds outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of such expenses, with or without interest or other compensation, which if not agreed to by the target business’ management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•	Our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

      In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
      Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
      In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us.
      In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of their respective shares of common stock acquired by them prior to this offering either for or against the business combination as determined by the majority of the votes cast by the holders of the shares of our common stock sold in this offering. Any shares of common stock acquired by our existing stockholders, who are not also officers or directors, in the offering or in the open market hereafter will, however, have the same voting rights in connection with a potential business combination as other stockholders with respect to such shares. Accordingly, such existing stockholders may vote such shares on a proposed business combination any way they choose.
      To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our officers or directors or management of the representatives of the underwriters, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.
Prior Involvement of Principals in Blank Check Companies
      None of our executive officers or directors has been involved as a principal in any other blank check companies.

PRINCIPAL STOCKHOLDERS
      As of the date of this prospectus, we have 2,000,000 shares of common stock outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of the date hereof and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.
      Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			Approximate
			Percentage of
			Outstanding
	Amount and		Common Stock
	Nature of
	Beneficial		Before	After
Name and Address of Beneficial Owner(1)	Ownership		Offering	Offering

John J. Klobnak	300,000	(2)	15.00%	3.00%
Robert W. May	325,000		16.25%	3.25%
B. Charles Bono III	325,000		16.25%	3.25%
John A. Stiles	75,000		3.75%	*
SV Life Sciences Advisers Inc.(3)	300,000		15.00%	3.00%
60 State Street, Suite 3650 Boston, MA 02109
Pequot Capital Management, Inc.(4)	275,000		13.76%	2.75%
500 Nyala Farm Road Westport, CT 06880
Klobnak Irrevocable Trust dated February 10, 2005(5)	250,000		12.50%	2.50%
Confluence Acquisition LLC(2)	225,000		11.25%	2.25%
All executive officers and directors as a group (4 individuals)	1,025,000	(2)	51.25%	10.25%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the following is 12444 Powerscourt Drive, Suite 225, St. Louis, MO 63131.

(2)	Includes the 225,000 shares held by Confluence Acquisition LLC, of which Mr. Klobnak is the sole manager, and 75,000 shares held by Mr. Klobnak. Mr. Klobnak has sole voting and dispositive power with respect to all such shares.

(3)	James Garvey is the chairman and director of SV Life Sciences Advisers, Inc. and exercises sole dispositive, voting and investment power for all of the indicated shares held by SV Life Sciences Advisers, Inc. Mr. Garvey disclaims beneficial ownership of the indicated shares held by SV Life Sciences Advisers, Inc. except to the extent of his pecuniary interest therein, if any.

(4)	Shares beneficially owned by Pequot Capital Management, Inc. represent 169,900 shares held of record by Pequot Scout Fund, L.P. and 105,100 shares held of record by Pequot Mariner Master Fund, L.P. Pequot Capital Management, Inc. which is the investment manager to the above named funds exercises sole dispositive, voting and investment power for all the shares. Arthur J. Samberg is the sole shareholder of Pequot Capital Management and disclaims beneficial ownership of the shares except for his pecuniary interest in the shares.

(5)	The trustee of the trust, Travis Aylward, exercises sole dispositive, voting and investment power for such shares.
      Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20.0% of the then issued and outstanding shares of our common stock (assuming none of them purchases any units in this offering). Because of this ownership block, these stockholders may be able to influence control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.
      All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	three years following the date of this prospectus;

•	our liquidation; or

•	the consummation of a merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.
      During the escrow period, the holders of these shares will not be able to sell or transfer their securities except that Confluence Acquisition, LLC may transfer its shares to its present beneficial owners and other stockholders may make transfers to their spouses and children or trusts or family partnerships established for their benefit, or to a transferee that does not affect beneficial ownership, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.
      The redeemable warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable. Upon the determination to allow separate trading of the common stock and warrants based on the liquidity of the units and general market conditions, we intend to issue a press release promptly and file a Current Report on Form 8-K with the SEC. In no event will the representatives of the underwriters allow separate trading of the common stock and redeemable warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide an updated audited balance sheet that reflects the exercise of the over-allotment option.
      Messrs. Klobnak, Bono, May and Stiles are “promoters,” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS
      Prior to the date of this prospectus, we issued an aggregate of 2,000,000 shares of our common stock, 700,000 of which were issued as of March 18, 2005 and the balance of which were issued as of May 31, 2005, to the individuals and entities set forth below for $50,000 in cash, at a purchase price of $0.025 per share, as follows:

	Number of
Name	Shares		Relationship to Us

John J. Klobnak	325,000	(1)	President and chairman of our board of directors
B. Charles Bono Revocable Living Trust	325,000		Revocable Trust of our vice president, chief financial officer and director
Robert W. May	325,000		Vice president, secretary and general counsel and director
SV Life Sciences Advisers Inc.	300,000		Stockholder
Confluence Acquisition LLC	225,000		Affiliate of Messrs. Klobnak, Bono and May, provider of administrative services to us
Pequot Scout Fund, L.P.	169,900		Stockholder
Pequot Mariner Master Fund, L.P.	105,100		Stockholder
John A. Stiles	75,000		Vice president of investor relations and corporate communications
Marc R. Sarni Revocable Trust	20,000		Stockholder
Richard Lindstrom, M.D.	15,000		Special advisor to the company
George Sertl, M.D.	15,000		Special advisor to the company
James C. Wachtman	15,000		Special advisor to the company
David L. Gearhart, M.D.	15,000		Special advisor to the company
Steven Oliveira	15,000		Stockholder
James P. Delsing	10,000		Stockholder
Todd Thomason	10,000		Stockholder
Frank J. Bono, III	10,000		Stockholder
Donald Strickland, PhD	10,000		Stockholder
Stephen Roy	7,500		Stockholder
Timothy Marlo	7,500		Stockholder

(1)	Of such shares, 250,000 were subsequently transferred to the Klobnak Irrevocable Trust dated February 10, 2005.
      The holders of the majority of these shares will be entitled to make up to two demands that we register these shares, at our expense, for resale pursuant to an agreement to be signed concurrently with the consummation of this offering. The holders of the majority of these shares will be entitled to elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders will have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.
      Confluence Acquisition, LLC has agreed that, commencing on the consummation of this offering through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Confluence Acquisition, LLC up to $7,500 per month for these services. Confluence Acquisition, LLC is one of our existing stockholders and is an affiliate of Messrs. Klobnak, Bono and May. We believe, based on rents and fees for similar services in the St. Louis metropolitan area, that the fee charged by Confluence Acquisition, LLC is at least as favorable as we could have obtained from an unaffiliated person.
      Steven Oliveira, one of our stockholders, has advanced $75,000 to us as of the date of this prospectus under a revolving credit facility granted to us by him to cover certain of our expenses related to this offering. Advances from Mr. Oliveira under the credit facility have been or will be used by us to pay the SEC registration fees, NASD registration fees and a portion of the professional fees and expenses incurred by us in connection with this offering. The loan will be payable, without interest, on the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.
      We will reimburse our officers, directors and stockholders, including our special advisors, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. As of the date of this prospectus, the out-of-pocket expenses currently owed by us to our officers, directors and stockholders, including our special advisors, is estimated to be less than $5,000.
      Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to our officers and directors and special advisors payable upon consummation of this offering, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination. Such individuals may be paid consulting, management or other fees from target businesses, either prior to or as a result of the business combination, with such amounts being fully disclosed to stockholders, to the extent then known, in the proxy materials furnished to the stockholders.
      All ongoing and future material transactions between us and any of our officers and directors or their respective affiliates, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction. In their consideration of each transaction, these members of the board shall be provided with access, should they so request and at our expense, to our attorneys or independent legal counsel selected by them. Moreover, we shall endeavor to obtain and present to the directors considering such transaction estimates obtained from unaffiliated third parties for similar goods or services to ascertain whether such transaction is on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party is found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

DESCRIPTION OF SECURITIES
General
      We are authorized to issue 50,000,000 shares of common stock, par value $.01, and 5,000,000 shares of preferred stock, par value $.01. As of the date of this prospectus, 2,000,000 shares of common stock are outstanding, held by 21 record holders. No shares of preferred stock are currently outstanding.
Units
      Each unit consists of one share of common stock and two redeemable warrants. Each redeemable warrant entitles the holder to purchase one share of common stock. The common stock and redeemable warrants will begin to trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters inform us of their decision, in their sole and absolute discretion, to allow earlier separate trading based on the liquidity of the units and general market conditions. Upon the determination to allow separate trading of the common stock and warrants, we intend to issue a press release promptly and file a Current Report on Form 8-K. In no event, however, may the common stock and redeemable warrants be traded separately until we have filed with the SEC a Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Form 8-K which includes this audited balance sheet as soon as practicable after the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide an updated audited balance sheet that reflects the exercise of the over-allotment option.
Common Stock
      Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of their respective shares of common stock owned by them immediately prior to this offering either for or against the business combination as determined by the majority of the votes cast by the holders of the shares of common stock sold in this offering. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders who are not officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.
      We will proceed with a business combination only if a majority of the shares of common stock voted by the holders of common stock sold in this offering are voted in favor of the business combination and holders of common stock sold in this offering owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights.
      Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
      If we are forced to liquidate prior to a business combination, holders of common stock sold in this offering are entitled to share ratably in the trust fund, including any interest (net of taxes payable on income from the funds in the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to this offering if we are forced to liquidate.

      Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that holders of common stock sold in this offering have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they elect such conversion within the prescribed time period (following receipt of the proxy statement relating to, and prior to a vote on, the proposed business combination), they subsequently vote against the business combination and the business combination is ultimately approved and completed. Holders of common stock sold in this offering who convert their stock into their share of the trust fund will continue to own their redeemable warrants and have the right to sell, transfer or exercise such redeemable warrants.
Preferred Stock
      Our certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or that votes separately or as a class with the common stock on the initial business combination. We may issue some or all of the preferred stock to effect a business combination, subject to the approval of the representatives of the underwriters. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Redeemable Warrants
      No redeemable warrants are currently outstanding. Each redeemable warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.
      Unless previously called for redemption as described below, the redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.
      Provided we obtain the prior consent of the representatives of the underwriters, we may call the outstanding redeemable warrants, including those issuable upon exercise of the purchase option described below, for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the redeemable warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders and a registration statement is in effect with respect to the shares of common stock underlying the warrants.
      If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant, prior to the date scheduled for redemption, by payment of the exercise price in cash. In addition, we may elect to permit the exercise of warrants called for redemption on a “cashless basis.” Exercises on a cashless basis enable the holder to exercise the warrants without paying the cash exercise price of the warrants. In a cashless exercise, the warrant holder is able to acquire a number of shares of common stock equal to the inherent value of the warrants to be exercised (the aggregate fair market value of the common stock that may be acquired upon the exercise of the warrants minus the total exercise price of the warrants) divided by the value of the common stock. The value of the common stock will be determined using the average reported last sale price of the common stock for the ten trading days ending on the third business day prior to the notice of redemption to warrant holders. In the notice of redemption, we will provide to you the value of the common stock and the number of shares of our common stock that you would receive upon exercise of the warrants on a cashless basis.
      The redeemable warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the redeemable warrants.
      The exercise price and number of shares of common stock issuable on exercise of the redeemable warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the redeemable warrants will not be adjusted for issuances of common stock, preferred stock or other securities at a price below their respective exercise prices.
      The redeemable warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of redeemable warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their redeemable warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the redeemable warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
      No redeemable warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the redeemable warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the redeemable warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the redeemable warrants until the expiration of the redeemable warrants. However, we cannot assure you that we will be able to do so. The redeemable warrants may be deprived of any value and the market for the redeemable warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the redeemable warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the redeemable warrants reside.
      No fractional shares will be issued upon exercise of the redeemable warrants. However, if, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round to the nearest whole number of shares of common stock to be issued to the warrant holder.
Dividends
      We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent
      The transfer agent for our securities and warrant agent for our redeemable warrants is Continental Stock Transfer & Trust Company, New York, New York.
Shares Eligible for Future Sale
      Immediately after this offering, we will have 10,000,000 shares of common stock outstanding, or 11,200,000 shares if the over-allotment option is exercised in full. Of these shares, the 8,000,000 shares sold in this offering, or 9,200,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates, within the meaning of Rule 144 under the Securities Act. All of the remaining 2,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Of those shares, 710,000 will be eligible for sale under Rule 144 on March 16, 2006, and 1,290,000 on May 31, 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions such as transfers to relatives and trusts for estate planning purposes. Additionally, all of our officers, directors and principal stockholders that own any of our securities (including redeemable warrants, options and common stock) as of the effective date of this prospectus have agreed that without the consent of the representatives of the underwriters, in their sole and absolute discretion, under lock-up agreements, not to sell, transfer or otherwise dispose of any of such securities (or underlying securities) for a period of three years from the effective date of this prospectus or any longer period required by the NASD, the Nasdaq Stock Market or any state.
     Rule 144
      In general, under Rule 144 promulgated under the Securities Act of 1933, as amended, as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 80,000 shares immediately after this offering (or 92,000 if the over-allotment option is exercised); and

•	if the common stock is listed on a national exchange or the Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
     Rule 144(k)
      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.
     SEC Position on Rule 144 Sales
      The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

     Registration Rights
      The holders of our 2,000,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed concurrently with the consummation of this offering. The holders of the majority of these shares will be entitled to make up to two demands that we register these shares at our expense. The holders of the majority of these shares will have the right to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders will have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING
      In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Dawson James Securities, Inc. and Roth Capital Partners, LLC are acting as representatives, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriter	Number of Units

Dawson James Securities, Inc.
Roth Capital Partners, LLC
Total	8,000,000

      A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.
State Blue Sky Information
      We will offer and sell the units to retail customers only in Colorado, Delaware, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other seven states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes).
      If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in Maryland may purchase units in this offering pursuant to the provisions of the exemption set forth in Section 11-602(8) and Rule .04 of Chapter 4 of the Maryland Securities Act. Institutional investors in every other state except in Idaho and Oregon may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of the respective states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.
      Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required. The District of Columbia, Illinois, Maryland (pursuant to Section 11-501(3) of the Maryland Securities Act), Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings and fees have been submitted. As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

      Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.
      Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in various states, including Maryland pursuant to Section 11-601(13), based on registration of the units, common stock and warrants in these states or the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.
Pricing of Securities
      We have been advised by the representatives of the underwriters that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $           per unit and the dealers may reallow a concession not in excess of $           per unit to other dealers. After consummation of this offering, the concession to selected dealers and the reallowance to other dealers may be changed by the representatives.
      Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the redeemable warrants were negotiated between us and the representatives of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and redeemable warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying or operating companies in the healthcare industry;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.
      However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry such as the healthcare industry since the underwriters are unable to compare our prospects with those of public companies operating in the same industry.
Over-Allotment Option
      We have also granted to the underwriters an option, exercisable by Dawson James Securities, Inc. on behalf of the underwriters, during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,200,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. Dawson James Securities, Inc. may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase units in approximately the same proportions as set forth in the table above.

Commissions and Discounts
      The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise of the over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$6.00	$48,000,000	$55,200,000
Discount(1)	$0.36	$2,880,000	$3,312,000
Non-accountable expense allowance(1)(2)	$0.12	$960,000	$960,000
Proceeds before expenses(1)(3)	$5.52	$44,160,000	$50,928,000

(1)	The representatives of the underwriters in this offering have agreed to deposit $0.27 per unit of the underwriters’ discount ($2,160,000 or $2,484,000 if the over-allotment option is exercised) into the trust account. They have further agreed to forfeit any rights to or claims against such proceeds unless we successfully complete a business combination.

(2)	Non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option.

(3)	The offering expenses are estimated at $420,000.

Purchase Option
      We have agreed to sell to the representatives of the underwriters, for $100, an option to purchase up to 400,000 units in the aggregate. Upon closing of the offering, the representatives will designate to the Company the portions of the unit purchase option to be issued to each of the representatives, the other firms participating in the offering and/or their bona fide officers and partners. The designations are expected to be made by the representatives as agreed among the representatives and other firms based on various factors, including the level of participation of the respective firms in the offering. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the exercise price of the redeemable warrants shall be $6.25 per share (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit (125% of the price per unit in the offering) and may be exercised on a cash or “cashless” basis commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option (and the 400,000 units, the 400,000 shares of common stock and the 800,000 warrants underlying such units and the 800,000 shares of common stock underlying such redeemable warrants), have been deemed compensation by the NASD and are therefore subject to a one year lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option (and the shares and redeemable warrants issuable thereunder) may not be sold, transferred, assigned, pledged or hypothecated for a period of one year (including the foregoing one year period) following the date of this prospectus except to any underwriter or selected dealer participating in the offering and their bona fide officers and partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights until the fifth anniversary of the date on which the redeemable warrants become exercisable. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock, preferred stock or other securities at a price below its exercise price.
Warrant Solicitation Fee
      We have engaged Dawson James Securities, Inc. and Roth Capital Partners, LLC, the representatives of the underwriters, on a non-exclusive basis, as our agents for the solicitation of the exercise of the redeemable warrants. To the extent not inconsistent with the guidelines of the NASD as well as the rules and regulations of the SEC, we have agreed to pay the representatives of the underwriters for bona fide services rendered a commission equal to 5% of the exercise price for each redeemable warrant exercised for cash more than one year after the date of this prospectus if the exercise was solicited by the representatives. In addition to soliciting, either orally or in writing, the exercise of the redeemable warrants, the representatives’ services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of redeemable warrants. No compensation will be paid to the representatives of the underwriters upon the exercise of the redeemable warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the redeemable warrants has not confirmed in writing that the representatives solicited the exercise;

•	the redeemable warrants are held in a discretionary account;

•	the redeemable warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.
Short Sales, Stabilizing Transactions and Penalty Bids
      In connection with the offering, the representatives of the underwriters, on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of securities made in an amount up to the number of securities represented by the over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short involve either purchasers of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.
      The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.
      Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions; however, neither we nor the underwriters make any representation or prediction as to the effect that the activities described above may have in the future on the securities sold in this offering. The underwriters may conduct these transactions in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
      Pursuant to Regulation M promulgated under the Securities Exchange Act of 1934, this offering may be deemed to be complete when all of the units have been distributed and after any stabilization arrangements and trading restrictions in connection with the distribution have been terminated. The representatives’ exercise of the over-allotment option will not affect the termination of the distribution unless the over-allotment option is exercised for an amount exceeding the syndicate short position at the time of exercise, in which case the distribution will be deemed to continue until the time that all the excess units are sold.
Other Terms
      All of our officers, directors, consultants and principal stockholders that own any of our securities (including redeemable warrants, options and common stock) as of the date of this prospectus have agreed that without the consent of the representatives of the underwriters, in their sole and absolute discretion, under lock-up agreements, not to sell, transfer or otherwise dispose of any of such securities (or underlying securities) until the earlier of (a) three years from the date of this prospectus or any longer period required by the NASD or any state or (b) one year after completion of the business combination.
      Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between us and any of the underwriters. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering. No such agreement will be entered into and no fee will be paid until after the 90th day from the effective date of this offering. Any such arrangement will be negotiated at the time on an arm’s length basis.
      In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.
Experience of Representatives
      Although certain principals of Dawson James Securities, Inc., one of the representatives of the underwriters in this offering, have extensive experience in the securities industry, Dawson James Securities itself was formed on July 30, 2002 and did not become a licensed NASD securities broker dealer until August 2, 2004. Dawson James Securities has not acted as the lead manager or otherwise participated in any firm commitment public offerings. Since Dawson James Securities has no experience in underwriting firm commitment public offerings or serving as managing underwriter in connection with blank check offerings, its lack of experience may adversely affect the public offering price of our units, common stock and warrants and the subsequent development, if any, of a trading market for our units, common stock and warrants. Dawson James Securities does not make markets in securities and will not be making a market in our securities. Dawson James Securities’ not acting as a market maker for our securities may adversely impact the liquidity and price of our securities.
      Roth Capital Partners, LLC has served as lead underwriter in approximately 80 firm commitment underwritten public offerings and co-managed approximately 85 additional firm commitment underwritten offerings but it has not participated as underwriter or co-manager in any blank check offerings prior to the date hereof. Roth Capital Partners regularly makes markets in securities, including those for which it served as underwriter, and anticipates acting as market maker for our securities.
Indemnification
      We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.
LEGAL MATTERS
      The validity of the securities offered in this prospectus is being passed upon for us by Dilworth Paxson LLP. Blank Rome LLP is acting as counsel for the underwriters in this offering.

EXPERTS
      The financial statements included in this prospectus and in the registration statement have been audited by RubinBrown LLP (formerly Rubin, Brown, Gornstein & Co., LLP), independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of RubinBrown LLP are included in reliance upon their report given upon the authority of RubinBrown LLP as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
      We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Certain portions of the registration statement have been omitted as allowed by the rules and regulations of the SEC in this prospectus which summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. You may read and copy the registration statement, including exhibits and schedules filed with it, and reports or other information we may file with the SEC at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, the registration statement and our other public filings can be obtained from the SEC’s Internet site at http://www.sec.gov.

CONFLUENCE ACQUISITION PARTNERS I, INC.
(A Corporation in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders
Confluence Acquisition Partners I, Inc.
      We have audited the accompanying balance sheet of Confluence Acquisition Partners I, Inc. (a development stage company) as of June 30, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from February 2, 2005 (date of inception) through June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Confluence Acquisition Partners I, Inc. as of June 30, 2005, and the results of its operations and changes in its stockholders’ equity and cash flows for the period from February 2, 2005 (date of inception) to June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ RubinBrown LLP
St. Louis, Missouri
July 1, 2005

CONFLUENCE ACQUISITION PARTNERS I, INC.
(A Development Stage Company)
BALANCE SHEET

	September 30,
	2005	June 30,
	(unaudited)	2005

ASSETS
Current assets:
Cash and cash equivalents	$33,331	$122,276
Accrued interest income	—	102

Total current assets	33,331	122,378
Deferred offering costs	246,174	67,864

Total Assets	$279,505	$190,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued Expenses	$4,171	$5,105
Accrued offering costs	167,295	67,864
Stockholder note payable	75,000	75,000

Total current liabilities	246,466	147,969
Total commitments and contingencies (Note 6)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value
Authorized 5,000,000 shares; none issued	—	—
Common stock, $0.01 par value
Authorized 50,000,000 shares; issued and outstanding, 2,000,000 shares	20,000	20,000
Additional paid-in capital	30,000	30,000
Deficit accumulated during the development stage	(16,961)	(7,727)

Total Stockholders’ Equity	33,039	42,273

Total Liabilities and Stockholders’ Equity	$279,505	$190,242

See accompanying notes to financial statements.

CONFLUENCE ACQUISITION PARTNERS I, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

		For the period	For the period
	For the period	from February 2, 2005	from February 2, 2005
	from July 1, 2005	(date of inception)	(date of inception)
	through	through	through
	September 30, 2005	June 30, 2005	September 30, 2005

	(unaudited)		(unaudited)
Formation and operating costs	$(9,595)	$(7,829)	$(17,424)
Interest Income	361	102	463

Net Loss	$(9,234)	$(7,727)	$(16,961)

Weighted Average Number of Shares Outstanding	2,000,000	769,000	1,239,000

Net Loss Per Share	$(0.00)	$(0.01)	$(0.01)

See accompanying notes to financial statements.

CONFLUENCE ACQUISITION PARTNERS I, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY

				Deficit
				Accumulated
	Common Stock		Additional	During the
			Paid-In	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance at February 2, 2005 — date of inception	—	—	—	—	—
Common shares issued as of March 18, 2005 at $0.025 per share	710,000	$7,100	$10,650	—	$17,750
Common shares issued as of May 31, 2005 at $0.025 per share	1,290,000	12,900	19,350	—	32,250
Net loss	—	—	—	$(7,727)	(7,727)

Balance at June 30, 2005	2,000,000	20,000	30,000	(7,727)	42,273

Net loss (unaudited)	—	—	—	(9,234)	(9,234)

Balance at September 30, 2005	2,000,000	$20,000	$30,000	$(16,961)	$(33,039)

See accompanying notes to financial statements.

CONFLUENCE ACQUISITION PARTNERS I, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

			For the Period from
	For the Period from	For the Period from	February 2, 2005
	July 1, 2005	February 2, 2005	(Date of Inception)
	through	(Date of Inception)	through
	September 30,	through	September 30,
	2005	June 30, 2005	2005

	(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,234)	$(7,727)	$(16,961)
Adjustments to reconcile net loss to net cash used for operating activities:
(Decrease) increase in accrued expenses	(934)	5,105	4,171
Decrease (increase) in accrued interest income	102	(102)	—

Net Cash Used in Operating Activities	(10,066)	(2,724)	(12,790)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	—	50,000	50,000
Proceeds from stockholder note payable	—	75,000	75,000
Payment of Deferred Offering Costs	(78,879)	—	(78,879)

Net Cash Provided By (Used In) Financing Activities	(78,879)	125,000	46,121

NET INCREASE IN (DECREASE) CASH AND CASH EQUIVALENTS	(88,945)	122,276	33,331
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	122,276	—	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$33,331	$122,276	$33,331

See accompanying notes to financial statements.

CONFLUENCE ACQUISITION PARTNERS I, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
September 30, 2005

1.	Organization, Business Operations
      Confluence Acquisition Partners I, Inc. (the “Company”) was incorporated in Delaware on February 2, 2005 as a blank check company whose objective is to merge with or acquire an operating healthcare company. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.
      At September 30, 2005, the Company had not yet commenced any operations. All activity through September 30, 2005 relates to the Company’s formation and the proposed public offering described below. The Company has elected June 30 as its fiscal year-end.
      The financial statements at September 30, 2005 and for the periods ended September 30, 2005 are unaudited. In the opinion of management, all adjustments (consisting of normal adjustments) have been made that are necessary to present fairly the financial position of the Company as of September 30, 2005 and the results of its operations and its cash flows for the period from July 1, 2005 through September 30, 2005 and from February 2, 2005 (date of inception) through September 30, 2005. Operating results for the interim period presented are not necessarily indicative of the results to be expected for a full year.
      The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a merger with or acquisition of an operating business in the healthcare industry (“Business Combination”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, eighty-nine and one-half percent (89.5%) of the gross proceeds will be held in a trust account (“Trust Fund”) and invested in U.S. government securities or other high-quality, short term interest-bearing investments, until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. In addition, the representatives of the underwriters have agreed to deposit $2,160,000, or $2,484,000 if the overallotment option is exercised (4.5% of gross proceeds), attributable to the underwriters’ discount into the Trust Fund. Interest earned on these amounts will be released to the Company periodically to fund its working capital requirements. The remaining proceeds, after payment of certain amounts to the underwriter, may be used to pay for business, legal and accounting due diligence on prospective mergers or acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the Business Combination, will submit such transaction for stockholder approval. In the event that stockholders owning less than a majority of the shares of common stock sold in the Proposed Offering vote in favor of the Business Combination and if holders of 20% or more of the outstanding common stock sold in the Proposed Offering both vote against the Business Combination and exercise their redemption rights as described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote all of their founding shares of common stock either for or against the Business Combination as determined by the majority of the votes cast by the holders of the common stock sold in the Proposed Offering (“Public Stockholders”) with respect to a Business Combination. After consummation of the Company’s first Business Combination, these voting safeguards no longer apply.

CONFLUENCE ACQUISITION PARTNERS I, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
      With respect to the first Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders.
      The Company’s Certificate of Incorporation provides for the mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Redeemable Warrants contained in the Units to be offered in the Proposed Offering as described in Note 3).

2.	Summary of Significant Accounting Policies

Basis of Presentation
      The financial statements include the accounts of the Company. The Company has not commenced operations effective September 30, 2005. All activity through September 30, 2005, is related to the Company’s formation and preparation of the Proposed Offering. The Company has selected June 30 as its fiscal year end.

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents
      The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk
      Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

Income Taxes
      The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this

CONFLUENCE ACQUISITION PARTNERS I, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. At June 30, 2005 and September 30, 2005, a deferred income tax asset relating to the Company’s net operating loss is offset by a full valuation allowance based upon a lack of earnings history for the Company.

Loss per Common Share
      Basic loss per share is computed by dividing net income applicable to common stock by the weighted average common shares outstanding during the period.

Recently Issued Accounting Standards
      In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities.” FIN 46 clarifies the application of Accounting Research Bulletin No. 51 (“ARB”), “Consolidated Financial Statements,” and addresses consolidation by business enterprises of variable interest entities (more commonly known as Special Purpose Entities or SPE’s). In December 2003, FASB issued FIN No. 46R which replaced FIN 46 and clarified ARB 51. This interpretation provides guidance on how to identify a variable interest entity and determine when the assets, liabilities, non-controlling interests and results of operations of a variable interest entity should be consolidated by the primary beneficiary. The primary beneficiary is the enterprise that will absorb a majority of the variable interest entity’s expected losses or receive a majority of the expected residual returns as a result of holding variable interests. This FIN requires the consolidation of results of variable interest entities in which the Company is the primary beneficiary of the variable interest entity. As of December 31, 2003, the Company did not own an interest in a variable interest entity that met the consolidation requirements and as such the adoption of FIN No. 46R did not have any effect on the financial condition, results of operations, or liquidity of the Company. Interests in entities acquired or created after December 31, 2003 will be evaluated based on FIN No. 46R criteria and consolidated, if required.
      In May, 2003, FASB issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”). SFAS 150 requires an issuer to classify certain financial instruments, such as mandatorily redeemable shares and obligations to repurchase the issuer’s equity shares, as liabilities. The guidance is effective for financial instruments entered into or modified subsequent to May 31, 2003, and otherwise is effective at the beginning of the first interim period after June 15, 2003. SFAS 150 did not have a material impact on the financial condition or results of operations.
      In November 2003, FASB issued FASB Staff Position No. 150-3 (“FASB 150-3”) which deferred the effective dates for applying certain provisions of SFAS 150 related to mandatorily redeemable financial instruments of certain non-public entities and certain mandatorily redeemable non-controlling interests for public and non-public companies. For public entities, SFAS 150 is effective for mandatorily redeemable financial instruments entered into or modified after May 31, 2003 and is effective for all other financial instruments as of the first interim period beginning after June 15, 2003. For mandatorily redeemable non-controlling interests that would not have to be classified as liabilities by a subsidiary under the exception in paragraph 9 of SFAS 150, but would be classified as liabilities by the parent, the classification and measurement provisions of SFAS 150 are deferred indefinitely. The measurement provisions of SFAS 150 are also deferred indefinitely for other mandatorily redeemable non-controlling interests that were issued before November 4, 2003. For those instruments, the measurement guidance for redeemable shares and non-controlling interests in other literature shall apply during the deferral period. The Company adopted

CONFLUENCE ACQUISITION PARTNERS I, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
the provisions of SFAS 150 effective February 2, 2005 (inception), and unless new transactions are entered into, SFAS 150 is not expected to have an impact on the financial statements.
      In May 2005, the FASB issued FAS 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3.” The statement applies to all voluntary changes in accounting principles and changes required by an accounting pronouncement that does not include specific transition provisions. This statement requires retrospective application to prior period financial statements of changes in accounting principles. The statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

3.	Proposed Public Offering
      The Proposed Offering calls for the Company to offer for public sale 8,000,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.01 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of the completion of a Business Combination or one year from the effective date of the Proposed Offering and expiring five years from the date of the prospectus. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of the redemption is given. The Company has granted the underwriters an option to purchase up to 1,200,000 additional Units to cover over-allotments, if any, at the same price and under the same terms.
      In addition, the Company has agreed to sell to Dawson James Securities Inc. and Roth Capital Partners, LLC or their designees, for $100, an option to purchase up to a total of 400,000 units. The units issuable upon exercise of this option are identical to those offered in this Proposed Offering, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25. This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of the prospectus and expiring five years from the date of the prospectus.
      The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.37 per unit, or $1,346,700 total, using an expected life of 5 years, volatility of 70% and a risk-free interest rate of 4.09%.
      The volatility calculation of 70% is based on the one year average of the latest fiscal year’s volatility of a representative sample of nine (9) healthcare companies with market capitalizations between $30 and $90 million that management believes could be considered to be engaged in a business in the healthcare industry (the “Sample Companies”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the latest fiscal year’s average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. Although an expected life of 5 years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

CONFLUENCE ACQUISITION PARTNERS I, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part, the purchase option grants to holders demand and “piggy back” rights until the fifth anniversary of the date on which the redeemable warrants issuable upon exercise of the purchase option become exercisable, of the securities directly and indirectly issuable upon exercise of the purchase option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

4.	Deferred Offering Costs
      Deferred offering costs consist principally of legal and other offering expenses incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon receipt of the capital raised.

5.	Note Payable
      Steven Oliveira, a stockholder, has entered into a revolving credit agreement with the Company in the amount of $75,000. Advances under the credit facility will be used to pay a portion of the expenses of this offering for SEC registration fee, NASD registration fee and legal fees and expenses. The loan will be payable without interest upon the consummation of the Proposed Offering. The loan will be repaid out of the net proceeds of the Proposed Offering. The outstanding balance at June 30 and September 30, 2005 was $75,000.

6.	Commitments
      Commencing in June 2005, the Company occupied office space provided by an affiliate of three initial stockholders. The office lease can be terminated upon 30 days notice by either party. Such affiliate has agreed that until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the consummation of the Proposed Offering.
      The Company has agreed to pay the underwriters a fee equal to a 6% discount and a 2% non-accountable expense allowance from the gross offering proceeds upon consummation of the offering. The representatives of the underwriters have agreed to deposit 4.5% of the gross proceeds or $2,160,000 (or $2,484,000 if the over-allotment option is exercised) attributable to the underwriters’ discount ($0.27 per Unit) into the Trust Fund. They have further agreed to forfeit any rights to or claims against such proceeds unless the Company successfully completes a Business Combination.
      The Company has engaged Dawson James Securities, Inc. and Roth Capital Partners, LLC to act as the representatives of the underwriters, on a non-exclusive basis, as its agents for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representatives for bona fide services rendered, a commission equal to 5% of the exercise price for each Warrant exercised more than one (1) year after the date of this prospectus if the exercise was for cash and was solicited by the representatives. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the representatives’ services may also include disseminating information, either orally or in writing, to Warrant holders about the Company or the market for its securities, and assisting in the

CONFLUENCE ACQUISITION PARTNERS I, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
processing of the exercise of the Warrants. No compensation will be paid to the representatives upon the exercise of the Warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the Warrants has not confirmed in writing that the representatives solicited the exercise;

•	the Warrants are held in a discretionary account;

•	the Warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to Warrant holders at the time of exercise.

7.	Capital Stock

Common Stock
      The Company is authorized to issue 50,000,000 shares of common stock. Stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that holders of common stock sold in the Proposed Offering have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they both elect such conversion within the prescribed time period and they subsequently vote against the Business Combination and the Business Combination is ultimately approved and completed. In the event of our liquidation, holders of common stock sold in the Proposed Offering are entitled to share ratably in the trust fund, including any interest net of taxes thereon, and any net assets remaining available for distribution to them after payment of liabilities. Existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the Proposed Offering if we are forced to liquidate.

Preferred Stock
      The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

          Until                     , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
          No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Prospectus Summary	1
The Offering	2
Summary Financial Data	7
Risk Factors	8
Use of Proceeds	20
Dilution	23
Capitalization	25
Management’s Discussion and Analysis of Financial Condition and Results of Operations	26
Proposed Business	28
Management	40
Principal Stockholders	45
Certain Transactions	47
Description of Securities	49
Underwriting	54
Legal Matters	58
Experts	59
Where You Can Find Additional Information	59
Index to Financial Statements	F-1

$48,000,000
Confluence Acquisition
Partners I, Inc.
8,000,000 Units

PROSPECTUS

Dawson James Securities, Inc.
Roth Capital Partners
                    , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representatives’ non-accountable expense allowance) will be as follows:

SEC registration fee	$18,300
NASD filing fee	$16,100
Printing and engraving expenses	$50,000
Legal fees and expenses	$250,000
Blue sky fees and expenses	$15,000
Accounting fees and expenses	$25,000
Miscellaneous(1)	$45,600

TOTAL	$420,000

(1)	This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.
      Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
      Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
      “Section 145. Indemnification of officers, directors, employees and agents; insurance.
      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
      (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
      (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      Paragraph twelve of our certificate of incorporation provides:

“The corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, indemnify any and all persons who it shall have power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law, and, in addition, to the extent permitted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.”
      Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the representatives of the underwriters and the representatives of the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.
      (l) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholder	Shares

John J. Klobnak	325,000	(1)
B. Charles Bono Revocable Trust	325,000
Robert W. May	325,000
SV Life Sciences Advisers Inc.	300,000
Klobnak Irrevocable Trust dated February 10, 2005	250,000
Confluence Acquisition LLC	225,000
Pequot Scout Fund, L.P.	169,900
Pequot Mariner Master Fund, L.P.	105,100
John A. Stiles	75,000
Marc R. Sarni Revocable Trust	20,000
Richard Lindstrom, M.D.	15,000
George Sertl, M.D.	15,000
James C. Wachtman	15,000
David L. Gearhart, M.D.	15,000
Steven Oliveira	15,000
James P. Delsing	10,000
Todd Thomason	10,000
Frank J. Bono III	10,000
Donald Strickland, PhD	10,000
Stephen Roy	7,500
Timothy Marlo	7,500

(1) Of such shares 250,000 were subsequently transferred to the Klobnak Irrevocable Trust dated February 10, 2005.
      Of such shares 710,000 were issued as of March 18, 2005 and the balance of 1,290,000 were issued as of May 31, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated persons or entities in a transaction not involving a public offering. The shares were sold at a purchase price of $0.025 per share, for an aggregate offering price of $50,000. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.
      (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement**
1.2	Form of Selected Dealers Agreement**
3.1	Certificate of Incorporation**
3.2	Amended and Restated By-laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**

Exhibit No.	Description

4.4	Form of Unit Purchase Option to be granted to Representatives**
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
5.1	Opinion of Dilworth Paxson LLP
10.1	Form of Letter Agreement among the Registrant, Dawson James Securities and the stockholders, officers and directors of Registrant**
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders**
10.4	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders**
10.5	Form of Letter Agreement between Confluence Acquisition LLC and Registrant regarding administrative support**
10.6	Form of Revolving Credit Agreement in the principal amount of $75,000 between the Registrant and Steve Oliveira**
23.1	Consent of RubinBrown LLP (formerly Rubin, Brown, Gornstein & Co. LLP)
23.2	Consent of Dilworth Paxson LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page of the Form S-1 Registration Statement)**

**	Previously filed.
      (b) Financial Statement Schedules
      None

Item 17.	Undertakings.
      (c) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (d) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
      (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (f) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 22nd day of November, 2005.

CONFLUENCE ACQUISITION PARTNERS I, INC.

By:	/s/ John J. Klobnak

John J. Klobnak
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ John J. Klobnak John J. Klobnak		President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2005

/s/ Robert W. May Robert W. May		Vice President, Secretary and General Counsel and Director	November 22, 2005

/s/ B. Charles Bono, III B. Charles Bono, III		Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	November 22, 2005

* John A. Stiles		Vice President Investor Relations and Corporate Communications	November 22, 2005

*By:	/s/ Robert W. May Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement**
1.2	Form of Selected Dealers Agreement**
3.1	Certificate of Incorporation**
3.2	Amended and Restated By-laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Unit Purchase Option to be granted to Representatives**
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
5.1	Opinion of Dilworth Paxson LLP
10.1	Form of Letter Agreement among the Registrant, Dawson James Securities and the stockholders, officers and directors of the Registrant**
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders**
10.4	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders**
10.5	Form of Letter Agreement between Confluence Acquisition, LLC and Registrant regarding administrative support**
10.6	Form of Revolving Credit Agreement in the principle amount of $75,000 between the Registrant and Steven Oliveira**
23.1	Consent of RubinBrown LLP (formerly Rubin, Brown, Gornstein & Co. LLP)
23.2	Consent of Dilworth Paxson LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page of the Form S-1 Registration Statement)**

**	Previously filed.